                                                                    Exhibit 10.1

                           [Pursuant to Rule 24b-2, certain information has been
                              deleted and filed separately with the Commission.]



                           ASSET PURCHASE AGREEMENT

                                     AMONG

                                UROLOGIX, INC.,

                                EDAP TMS S.A.,

                        TECHNOMED MEDICAL SYSTEMS S.A.

                                      AND

                              EDAP TECHNOMED INC.

                                  dated as of

                                October 1, 2000

                               TABLE OF CONTENTS

ARTICLE 1, TRANSFER OF ASSETS
     1.1   Assets to Be Sold
     1.2   Assumption and Exclusion of Liabilities
     1.3   Transfer Documentation and Possession

ARTICLE 2, CONSIDERATION
     2.1   Consideration
     2.2   Escrow
     2.3   Receipt of Purchase Price

ARTICLE 3, CLOSING
     3.1   The Closing
     3.2   Deliveries of EDAP
     3.3   Deliveries of Urologix
     3.4   Further Documents

ARTICLE 4, REPRESENTATIONS AND WARRANTEES OF EDAP,
FRENCH SUBSIDIARY AND U.S. SUBSIDIARY
     4.1   Authority; Organization, Capitalization and Qualification; Effect of
           Agreement
     4.2   Financial Statements
     4.3   Absence of Certain Developments
     4.4   Title to Personal Property and Assets
     4.5   Patents, Trademarks and Copyrights
     4.6   Commitments
     4.7   Litigation
     4.8   Compliance with Laws; Permits
     4.9   Governmental Consents
     4.10  Products; Regulation
     4.11  Material Obligations
     4.12  Brokerage
     4.13  Affiliated Transactions
     4.14  Insurance
     4.15  Inventory
     4.16  Accounts and Notes Receivable
     4.17  Suppliers and Customers
     4.18  Policies, Procedures and Specifications
     4.19  Investment Representations
     4.20  Full Disclosure
     4.21  No Trading
     4.22  August 2000 PMA Report
     4.23  Labor
ARTICLE 5, REPRESENTATIONS AND WARRANTIES OF UROLOGIX

     5.1   Corporate Power and Authority; Effect of Agreement
     5.2   Consents
     5.3   Financial Statements and SEC Filings
     5.4   Material Events
     5.5   Litigation
     5.6   Brokerage
     5.7   Issuance of Shares
     5.8   Absence of Certain Developments
     5.9   Patents, Trademarks and Copyrights
     5.10  Compliance with Laws
     5.11  HSR Act
     5.12  Products, Regulation
     5.13  Insurance
     5.14  Full Disclosure

ARTICLE 6, COVENANTS
     6.1   Cooperation
     6.2   Post-Closing Warranty Work
     6.3   Access
     6.4   Other Financial Statements
     6.5   Maintenance and Service Agreements
     6.6   Distribution Agreements
     6.7   Inventory
     6.8   Term Debt
     6.9   Corrective Actions
     6.10  Marketing Support
     6.11  Covenant Not to Sue
     6.12  RF Testing
     6.13  Collection of Receivables

ARTICLE 7, ADDITIONAL COVENANTS
     7.1   Sales and Other Tax
     7.2   Non-Competition
     7.3   Non-Solicitation
     7.4   EDAP TMS S.A. Name
     7.5   Confidentiality
     7.6   Bulk Sales Laws
     7.7   Board Representation
     7.8   Transferred Employees
     7.9   Insurance

ARTICLE 8, INDEMNIFICATION AND RELATED MATTERS
     8.1   Survival
     8.2   Indemnification by EDAP
     8.3   Indemnification by Urologix
     8.4   Limitations
     8.5   Notice of Indemnification
     8.6   Indemnification Procedure for Third-Party Claims

ARTICLE 9, MISCELLANEOUS
     9.1   Entire Agreement
     9.2   Amendment; Waiver
     9.3   Assignment
     9.4   Headings; Usage
     9.5   Cooperation
     9.6   Expenses
     9.7   Governing Law
     9.8   Disputes
     9.9   Severability
     9.10  Counterparts
     9.11  Interpretation
     9.12  Notices
     9.13  Publicity
     9.14  No Third Party Beneficiary
     9.15  English Language

ARTICLE 10, DEFINITIONS
     10.1  Definitions

                                    EXHIBITS


     Exhibit 2.1.1    Form of Warrant

     Exhibit 2.2      Escrow Agreement

     Exhibit 3.2.1    Officers' Certificate

     Exhibit 3.2.2    Opinion of Sellers' Counsel

     Exhibit 3.2.4    Supply Agreement

     Exhibit 3.2.5    General Bill of Sale and Instrument of Assignment

     Exhibit 3.2.6-A  General Assignment of Patents and Technology

     Exhibit 3.2.6-B General Assignment of Trademarks and Non-Patent Intellectual Property

     Exhibit 3.2.7    Assumption Agreement

     Exhibit 3.2.9    Transition and Technology Transfer Agreement

     Exhibit 3.2.10   International Distribution Agreement

     Exhibit 3.2.13   Registration Rights Agreement

     Exhibit 3.3.3    Officers' Certificate

     Exhibit 3.3.4    Opinion of Urologix's Counsel

     Exhibit 3.3.11   Promissory Note

     ASSET PURCHASE AGREEMENT


     THIS ASSET PURCHASE AGREEMENT is entered into as of October 1, 2000 among EDAP TMS S.A., a French corporation ("EDAP"), Technomed Medical Systems S.A., a French corporation ("French Subsidiary"), EDAP Technomed Inc., a Delaware corporation ("U.S. Subsidiary") and Urologix, Inc., a Minnesota corporation ("Urologix").

     WHEREAS, EDAP, French Subsidiary and U.S. Subsidiary (each a "Seller" and collectively the "Sellers") are engaged in the Business (as defined herein);

     WHEREAS, French Subsidiary and U.S. Subsidiary are each a wholly-owned subsidiary of EDAP; and

     WHEREAS, the respective Boards of Directors of EDAP, French Subsidiary and U.S. Subsidiary and Urologix have each determined that it is in their best interests and the best interests of their respective shareholders that the Sellers sell, assign, transfer, convey and deliver to Urologix or its Affiliates all of the Assets, and that Urologix or its Affiliates purchase and acquire the same, subject to the assumption by Urologix or its Affiliates of the Assumed Liabilities (each such term being used as defined herein), all upon the terms and subject to the conditions set forth in this Agreement;

     The parties hereto agree as follows:

     ARTICLE 1
                              TRANSFER OF ASSETS
                              ------------------

     1.1  Assets to be Sold.
          -----------------

     (a) On the terms and subject to the conditions of this Agreement, Sellers shall, on the Closing Date, sell, assign, transfer, convey and deliver to Urologix, or to such Affiliate or Affiliates of Urologix, as Urologix may designate in writing to EDAP (collectively, "Urologix Affiliates"), and Urologix shall purchase or shall cause one of the Urologix Affiliates to purchase from the Sellers on the Closing Date all of the right, title and interest of the Sellers in the assets, properties, rights and goodwill of every kind and description and wherever located, whether tangible or intangible, owned by the Sellers which are used or held for use in the Business (as herein defined), other than the Excluded Assets (the assets to be purchased by Urologix or the Urologix Affiliates pursuant to this Section 1.1 being referred to as the "Assets"), including, without limitation, the following:

          (i) all equipment, machinery, molds, tools and dies and other tangible personal property, including all CPP units and other units at customer locations, whether on loan or consignment and wherever located, used or held for use by a Seller (or such Seller's vendors or customers) and used in the Business or otherwise owned or held by a

     Seller (or held by such Seller's vendors or customers) on the Closing Date for use in the Business, including, but not limited to the items listed on
     Schedule 1.1(a)(i), but excluding assets listed on Schedule 1.1(b)(xii);

          (ii) all raw materials, work-in-process, spare parts and finished goods inventories of the Business (the "Inventory") on the Closing Date which are not located in France, and, as of the Closing Date, all parts of all Products (including, without limitation, disposables) to be sold in the ordinary course of the Business, merchandise, supplies or other personal property used in the Business;

          (iii) all U.S. third-party accounts and notes receivable, excluding accounts and notes receivable from American MedTech Services, Inc. ("MedTech") and those listed on Schedule 1.1(b)(xiii), but including those receivables listed on Schedule 1.1(a)(iii), and the US$370,000 intercompany receivable (labeled as Other Current Assets on Sellers' March 31, 2000 balance sheet) (the "Intercompany Receivable") of the Sellers arising from the conduct of the Business before the Closing Date;

          (iv) all books of account, general and financial records, personnel records related to any Transferred Employee, invoices, shipping records, supplier lists, device history records, clinical study records, test data, manufacturing records, traceability records, device master records for each of the Products, regulatory documents, premarket approval ("PMA") files, including all approved and pending amendments and supplements and product materials prepared for, or submitted to, other governments and any files related to approvals by such governments, records, reports and correspondence, laboratory notes, research records, correspondence and other documents, records, data files and service manuals and any rights thereto used in, or relating to, the Business (with unrelated information redacted) on the Closing Date; provided that, within EDAP's reasonable discretion, EDAP may retain originals of any of the items listed in this
     Section 1.1(a)(iv), other than such original items which Urologix shall be required by law to retain, and provided further that any information retained by EDAP shall be subject to the terms of Section 7.5;

          (v) all claims, causes of action, choses in action, rights of recovery and rights of set-off of any kind (including rights to insurance proceeds and rights under and pursuant to all warranties, representations and guarantees made by suppliers of products, materials or equipment, or components thereof), pertaining to, arising out of, and enuring to the benefit, of any Seller and relating to the Assets and the Business and relating to occurrences prior to the Closing Date, to the extent not expended for the repair or restoration of such Assets prior to the Closing Date;

          (vi) all sales and promotional literature, customer lists artwork, and other sales-related materials owned, used, associated with or employed by and used in the Business on the Closing Date;

          (vii) all rights of each Seller under the contracts, licenses, sublicenses, agreements, leases, commitments and sales orders for Products not delivered prior to the Closing, in each case listed on Schedule 1.1(a)(vii), including all prepaid royalties related to the same, and any sales order placed in the ordinary course of business after the date hereof and prior to the Closing which is disclosed to Urologix at or prior to Closing and accepted by Urologix (collectively, the "Assumed Contracts");

          (viii) all U.S. and foreign patents, trademarks, service marks, trade names, copyrights, registrations and applications for registration with respect to any of the foregoing, including but not limited to those items listed on Schedule 1.1(a)(viii), trade secrets, know-how, product designs and design specifications, drawings, bills of material and engineering documentation and other intellectual property owned by any Seller and used in the Business on the Closing Date;

          (ix) all product approvals, clearances, registrations, permits, consents, waivers, certificates, listings and exemptions submitted to or granted by a regulatory authority, foreign or domestic, for the purpose of allowing the manufacture, sale or distribution of a product of the Business, and all correspondence with and other permits, orders, certificates, authorizations or approvals of any supranational, national, federal, state, provincial or local, domestic or foreign, governmental authority or regulatory agency held by a Seller in respect of the Business;

          (x)    computer software and firmware used in the Business; and

          (xi) all goodwill of the Sellers with respect to the Business on the Closing Date.

     (b) Notwithstanding any provision of Section 1.1(a) to the contrary, the Assets shall exclude the following assets owned by one or more of the Sellers (the "Excluded Assets"):

          (i) all cash, cash equivalents and bank accounts owned by each Seller at the Closing Date;

          (ii) all raw materials, work-in-process, finished goods and spare parts inventories which are located in France used in the Business and all purchase orders and other commitments for raw materials and contract work with regard to the same;

          (iii) the shares of capital stock of each Seller or any Subsidiary thereof and the corporate books and records of each Seller;

          (iv)   all rights of each Seller under this Agreement;

          (v) any and all interests in real property owned or leased by any Seller;

          (vi)   any assets of any Employee Benefit Plan;

          (vii) any contract, license, lease or other agreement not set forth on Schedule 1.1(a)(vii), including, without limitation, those contracts, licenses, leases and other agreements set forth in Schedule 1.1(b)(vii) and any Assumed Contract which is not assignable to Urologix;

          (viii) all advances, deposits, loans, prepaid interest and other prepaid expenses of all kinds of the Business;

          (ix) all permits and licenses (including, without limitation, all environmental permits and licenses) related to the ownership or use of real property owned or leased by any Seller;

          (x) all personnel records related to any employee or former employee of any Seller who is not a Transferred Employee;

          (xi)   tax records;

          (xii)  production and accounting software and other assets listed on
Schedule 1.1(b)(xii); and

          (xiii) the accounts and notes receivable listed on Schedule 1.1(b)(xiii).

     (c) There shall be included in the Assets, for all purposes of this Agreement, all assets of the type described in Section 1.1(a), other than subsection (iii) thereof, which are owned by any EDAP Affiliates for use in the Business. Except as provided herein or in any agreement referred herein, physical possession of such Assets shall be transferred only as requested by Urologix. Prior to Closing, EDAP agrees to cause such EDAP Affiliates to transfer all right, title and interest in such assets to EDAP, free and clear of all Liens. On the Closing, EDAP shall transfer all right, title and interest in such assets to Urologix, free and clear of all Liens. After Closing, all tools and dies shall stay in the possession of French Subsidiary to be utilized as provided in the Supply and Transition and Technology Transfer Agreements. All Kits, other than those held by EDAP's Japanese subsidiary, shall be shipped to Urologix's facility in Minneapolis, Minnesota immediately after Closing. Kits and spare parts held by EDAP's Japanese subsidiary shall be held by such subsidiary and sold by Urologix to such subsidiary under the terms of the International Distribution Agreement. Except as provided above, EDAP shall cause all spare parts to be held by the EDAP Affiliates and to be first utilized, without charge to Urologix, as applicable to meet the service or sales needs of Urologix, and for no other purpose unless agreed to in writing by Urologix.

     (d)  EDAP may retain copies of those categories of documents identified on
Schedule 1.1(d).

     1.2  Assumption and Exclusion of Liabilities.
          ---------------------------------------

     (a) On the terms and subject to the conditions of this Agreement, including, without limitation, the provisions of Section 6.2, on the Closing Date, Urologix shall, or shall cause the appropriate Urologix Affiliate to, assume and shall pay, perform and discharge when due the following Liabilities (as defined in Section 10.1) of each Seller arising out of the conduct of the Business or relating to the Assets: (i) the U.S. third-party accounts payable identified on and not to exceed the amounts listed on Schedule 1.2(a)(i) ("Assumed Payables"); (ii) except as provided in Section 1.2(b)(ii), Liabilities arising in connection with the Assumed Contracts, but not any Liability due thereunder prior to Closing or arising out of a breach thereof on or prior to the Closing, or related to any manufacturer's warranty related thereto or any extension thereof (collectively, "Manufacturer's Warranty"), but including any obligation thereunder, but not arising out of a breach thereto on or prior to Closing, to maintain the equipment as provided therein ("Equipment Maintenance Obligations"); and (iii) the performance of Seller's repair and service obligations and other obligations identified on and not to exceed the amounts listed on Schedule 1.2(a)(iii), but not any Liability for any Manufacturer's Warranty related thereto (the Liabilities described in clauses (i), (ii) and (iii) of this Section 1.2(a) and subject to the limitations described herein, collectively, the "Assumed Liabilities").

     (b) Except as expressly provided in Section 1.2(a), Urologix does not assume any debt, liability, or obligation of Sellers and shall not become liable for any obligations or liabilities of Seller of any nature whatsoever. Without limiting the generality of the foregoing sentence, it is specifically agreed that the Sellers shall retain, and shall be responsible for paying, performing and discharging when due, and neither Urologix nor the Urologix Affiliates shall assume or have any responsibility for, the following Liabilities (the "Excluded Liabilities"):

          (i) all Liabilities (as defined in Section 10.1) relating to or arising out of the Excluded Assets, including, without limitation, Liabilities related to or arising out of the contracts, licenses, leases and other agreements set forth on Schedule 1.1(b)(vii);

          (ii) Liabilities for Assumed Contracts or Permits included in the Assets which are not assignable at Closing because a consent or approval referred to in Section 6.1 is not obtained;

          (iii) Liabilities for Taxes now or hereafter owed by any Seller or any of their Affiliates, including Taxes imposed on any Seller or any of their Affiliates for which Urologix or any of its Affiliates becomes liable, under the laws of the relevant jurisdiction, by virtue of being a successor to the Business;

          (iv) Liabilities to third parties for borrowed monies, including guarantees or indemnities of the same;

          (v) any claims arising before or after the Closing Date which allege or alleged damages as a result of products manufactured and/or sold by any Seller prior to the Closing Date;

          (vi) "Environmental Liabilities" (meaning any claim, expense, loss, damages, liabilities, expenses and costs associated with an actual or alleged violation of an Environmental Law (as defined in Section 10.1) arising from, related to or in connection with an act, omission, event or Environmental Condition (as defined in Section 10.1) occurring or existing on or before the Closing);

          (vii) any Liabilities to employees or former employees of any Seller, including but not limited to any liability for wages, salary, commissions, vacation pay, vacation bonuses, sick leave pay or any other pay for leaves of absence or time not worked, front pay, back pay, retention bonuses, any denial of employment benefits, terms or conditions, damages (including attorneys' fees, costs and penalties) payable under remedies pursuant to statutes, regulations and common law governing employment practices, express, implied or statutory indemnities and claims by former employees continuing in Urologix's employ for retirement, severance or termination pay or other payments due as a result of actual or constructive termination, including any Liabilities imposed upon Urologix under French law or otherwise with respect to any employees of Sellers, whether such Liabilities arise before or after the Closing Date;

          (viii) any Liability under any Employee Benefit Plan;

          (ix) any Liability related to claims from employees of EDAP and/or Employees of the French Subsidiary relating to the application of this Agreement;

          (x) any Liability with regard to any Transferred Employee for claims based on conduct of such employee or a Seller occurring prior to the Closing which continues or is alleged to have continued after the Closing;

          (xi) claims for patent infringement arising from, related to or in connection with Products manufactured, used or sold prior to the Closing Date, including any claims referenced on Schedule 4.5(b);

          (xii) any debt, obligation, liability or expense with respect to any Litigation with respect to the Business or Assets relating to claims arising before or after the Closing Date which relate to the operation of the Business or Assets on or prior to the Closing Date, including any Litigation referenced on Schedule 4.7;

          (xiii) damages, losses, expenses related to, arising from, or in connection with any investigation, proceeding, examination, action or request initiated by a regulatory or other governmental authority with respect to the conduct of the Business or use of the Assets prior to Closing, whether such investigation, proceeds, examination, action or request commences or was initiated before the Closing Date or after the Closing Date;

          (xiv) Liabilities arising out of a breach, on or prior to the Closing, of any Assumed Contract; or

          (xv) except for the Assumed Liabilities described in and subject to the limitations contained in Section 1.2(a)(ii) and (iii), including the Equipment Maintenance Obligations thereunder, Liabilities with respect to any warranty repairs and warranty service, including Manufacturer's Warranty, with respect to products manufactured or sold by any Seller or any Affiliate thereof on or prior to Closing;

          (xvi) Liabilities incurred by either Seller in connection with this Agreement or the consummation of the transactions provided herein or contemplated hereby, including, without limitation, fees and expenses of Sellers' counsel, accountants, investment bankers and other experts and all other experts and all other expenses incurred by Sellers incident to the negotiation, preparation and execution of this Agreement or any transaction incident hereto or contemplated hereby, including expenses incurred in proving or perfecting title to the Assets, taxes on transfer of Assets (as provided in Section 7.1), taxes, commissions and all other expenses of either Seller pertaining to the performance by it of its obligations under this Agreement; or

          (xvii) All Liabilities arising out of any FDA action related to matters referred in the letter and memorandum listed on Schedule 4.3.10 or the letter referenced in item (c) of Schedule 4.8, including all Liabilities related to the failure of the locations identified on the attachment thereof to be in compliance with FCC regulations.

     1.3  Transfer Documentation and Possession.  The parties hereto agree that,
          -------------------------------------
in order to effect the transfer of the Assets and the assumption of the Assumed Liabilities, the parties shall deliver the documents described in Sections 3.2 and 3.3, and such other conveyance documents as are necessary to convey (and as appropriate, record and perfect) title to the Assets to Urologix or a Urologix Affiliate and for Urologix or a Urologix Affiliate to assume the Assumed Liabilities, such other documents to be in form and substance mutually satisfactory to the Sellers and Urologix and as may be necessary under the laws of the jurisdiction where such Assets and Assumed Liabilities are located to effect such transfer and assumption. Except as provided in the Supply Agreement or Section 1.1(c), coincident with the Closing, the Sellers shall deliver possession of the Assets to Urologix or the appropriate Urologix Affiliate.

                                   ARTICLE 2
                                 CONSIDERATION
                                 -------------

     2.1  Consideration.
          -------------

          2.1.1 The consideration paid for the Assets shall be (i) US$6,840,000 (the "Cash Consideration"); (ii) 1,365,000 unregistered shares of Urologix Common Stock and (iii) Warrants to purchase 327,466 shares of Urologix Common Stock at an exercise price per share equal to $7.725 (the "Average Price"). The Warrants shall be in the form of Exhibit 2.1.1 hereto.

          2.1.2 As additional consideration, Urologix shall pay the amount(s) contemplated in Section 6.8 and shall assume the Assumed Liabilities.

          2.1.3 There shall be offset at the Closing from the Cash Consideration the amount of US$370,000 representing payment by Sellers of the Intercompany Receivable.

     2.2  Escrow.  On the Closing Date, Urologix shall deposit US$2,250,000 of
          ------
the Cash Consideration and 97,087 shares of Urologix Common Stock (the "Escrow Fund") into an account (the "Escrow Account") managed by U.S. Bank Trust, N.A. (the "Escrow Agent") under the terms of an Escrow Agreement in the form of
Exhibit 2.2 hereto (the "Escrow Agreement"). The Escrow Fund shall be available to indemnify Urologix as provided in Article 8 and to assure technology transfer under the terms of the Transition and Technology Transfer Agreement and Section 8 of the Supply Agreement.

     2.3  Receipt of Purchase Price.  Sellers agree that the aggregate
          -------------------------
consideration shall be paid directly to EDAP but shall be beneficially owned by EDAP, French Subsidiary and U.S. Subsidiary.

     ARTICLE 3
                                    CLOSING
                                    -------

     3.1  The Closing.  The closing of the transactions contemplated hereby (the
          -----------
"Closing") are taking place simultaneously with the execution of this Agreement and the related agreements at the offices of Lindquist & Vennum, P.L.L.P., 4200 IDS Center, Minneapolis, Minnesota 55402, at 10:00 a.m. (Central Standard Time) on October 1, 2000 (the "Closing Date"). All matters at the Closing shall be considered to take place simultaneously, and no delivery of any document shall be deemed completed until all transactions and delivery of documents are completed. The Closing shall be effective as of 12:01 a.m. (Central Standard
Time) on October 1, 2000.

     3.2  Deliveries of EDAP.  At the Closing, EDAP shall deliver or cause to be
          ------------------
delivered to Urologix or the appropriate Urologix Affiliates the following:

          3.2.1 the Officers' Certificates from an executive officer of each of EDAP and French Subsidiary and U.S. Subsidiary, in substantially the form of
Exhibit 3.2.1 attached hereto;

          3.2.2 the opinions of counsel for EDAP and French Subsidiary and U.S. Subsidiary, in substantially the form of Exhibit 3.2.2 attached hereto;

          3.2.3 copies of resolutions of EDAP's Board of Directors and of French Subsidiary and U.S. Subsidiary's Board of Directors, each certified by the respective Secretary (or other authorized officer) thereof as having been duly and validly adopted and in full force and effect, authorizing execution and delivery of this Agreement and performance respectively by EDAP and French Subsidiary and U.S. Subsidiary of the transactions contemplated hereby;

          3.2.4  a Supply Agreement between Urologix and EDAP in the form of
Exhibit 3.2.4;

          3.2.5 the General Bill of Sale and Instrument of Assignments in the form of Exhibit 3.2.5;

          3.2.6  a General Assignments of Patents and Technology in the form of
Exhibit 3.2.6-A and a General Assignments of Trademarks and Non-Patent Intellectual Property in the form of Exhibit 3.2.6-B;

          3.2.7  Assumption Agreements in the form of Exhibit 3.2.7;

          3.2.8  an executed counterpart of the Escrow Agreement;

          3.2.9  a Transition and Technology Transfer Agreement in the form of
Exhibit 3.2.9;

          3.2.10 an International Distribution Agreement in the form of Exhibit 3.2.10;

          3.2.11 complete copies of Seller's PMA's, including all amendments, supplements and reports, related to the Products and a letter from Sellers addressed to the FDA, and signed by appropriate company officials, indicating that all rights in the PMA's have been transferred to Urologix as of the Closing date;

          3.2.12 such other documents as may be necessary to effect the transfer of the right to use EDAP's CE mark in the EU and the right to market to any country in which marketing authorization has been obtained by Sellers;

          3.2.13 a Registration Rights Agreement in the form of Exhibit 3.2.13;

          3.2.14 an executed counterpart of the Escrow Agreement, together with stock powers duly executed in blank for the shares of Urologix Common Stock to be delivered to the Escrow Agent pursuant to Section 2.2.

          3.2.15 Urologix shall receive a certificate of an officer of U. S. Subsidiary listing all U. S. third party accounts and notes receivable and U. S. accounts payable which are existing as of the Closing and included in the Assets;

          3.2.16 EDAP shall deliver the Certificate of Insurance as provided in
Section 7.9;

     3.3  Deliveries of Urologix.  At the Closing, Urologix shall deliver to
          ----------------------
EDAP, on behalf of the Sellers, the following:

          3.3.1  the Cash Consideration, as adjusted in Sections 2.1.3 and 7.1,
(x) by check or wire transfer in immediately available funds to a bank account designated by EDAP to Urologix in writing; and (y) to the Escrow Agent pursuant to Section 2.2;

          3.3.2 the amount of Urologix Common Stock and Warrants determined under Section 2.1, less the number of shares of Urologix Common Stock to be delivered to the Escrow Agent pursuant to Section 2.2;

          3.3.3 the Officer's Certificate from an executive officer of Urologix, in substantially the form of Exhibit 3.3.3 attached hereto;

          3.3.4 the opinion of counsel for Urologix, in substantially the form of Exhibit 3.3.4 attached hereto;

          3.3.5 copies of resolutions of Urologix's Boards of Directors, certified by the Secretary thereof as having been duly and validly adopted and in full force and effect, authorizing execution and delivery of this Agreement and performance of the transactions contemplated hereby;

          3.3.6  an executed counterpart of the Assumption Agreement;

          3.3.7  an executed counterpart of the Supply Agreement;

          3.3.8  an executed counterpart of the Escrow Agreement;

          3.3.9 an executed counterpart of the Registration Rights Agreement in the form of Exhibit 3.3.8;

          3.3.10 executed counterparts of the Transition and Technology Transfer Agreement and International Distribution Agreement; and

          3.3.11 an executed Promissory Note in the form of Exhibit 3.3.11.

     3.4  Further Documents.  Urologix and the Sellers shall execute and
          -----------------
deliver, or cause to be executed and delivered, such other powers of attorney, instruments, documents or certificates as the other parties may reasonably request to effect or evidence the consummation of the transactions contemplated by this Agreement. Without limiting the foregoing, each of the Sellers and Urologix shall cooperate with and shall cause its respective attorneys to cooperate with each other and its counsel to prepare and file all necessary documents in the relevant jurisdictions to cause the complete transfer to Urologix of the Assets, including without limitation, the patents and trademarks and applications therefor included in the Assets. Sellers shall cooperate with Urologix to effect the return of Boxes under demonstration contracts terminated on or prior to the date hereof.

                                   ARTICLE 4
                       REPRESENTATIONS AND WARRANTIES OF
                       ---------------------------------
                  EDAP, FRENCH SUBSIDIARY AND U.S. SUBSIDIARY
                  -------------------------------------------

     EDAP and French Subsidiary and U.S. Subsidiary represent and warrant to Urologix and agree with Urologix that:

     4.1  Authority; Organization, Capitalization and Qualification, Effect of
          --------------------------------------------------------------------
Agreement.
---------

          4.1.1  Authority.  Each of EDAP, French Subsidiary and U.S. Subsidiary
                 ---------
has full corporate power and authority to execute and deliver this Agreement and all agreements referenced herein to which either is a party ("Ancillary Agreements"), perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Ancillary Agreements, the performance by EDAP, French Subsidiary and U.S. Subsidiary of their obligations under this Agreement and the Ancillary Agreements and the consummation by EDAP, French Subsidiary and U.S. Subsidiary of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of EDAP, French Subsidiary and U.S. Subsidiary, and no other corporate proceedings on the part of EDAP, French Subsidiary or U.S. Subsidiary are necessary to authorize the execution and delivery of this Agreement or the Ancillary Agreements and to consummate the transactions so contemplated. This Agreement and the Ancillary Agreements have been duly executed and delivered by EDAP, French Subsidiary and U.S. Subsidiary and constitute the valid and binding obligations of EDAP, French Subsidiary and U.S. Subsidiary and are enforceable against each of EDAP, French Subsidiary and U.S. Subsidiary in accordance with their respective terms, except to the extent that such enforceability (i) may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally, and (ii) is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          4.1.2  Organization and Qualification.  Each of EDAP, French
                 ------------------------------
Subsidiary and U.S. Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of France, France and the State of Delaware, respectively, and has full corporate power and authority to carry on its business as it is now being conducted. Each of EDAP, French Subsidiary and U.S. Subsidiary is duly qualified to do business as a foreign corporation in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect (as defined in Section 10.1). EDAP has heretofore delivered, or caused to be delivered, to Urologix true and complete copies of EDAP's, French Subsidiary's and U.S. Subsidiary's governing documents.

          4.1.3  Subsidiaries.  Paragraph (a) of Schedule 4.1.3 lists all of the
                 ------------
Subsidiaries of EDAP (except for French Subsidiary and U.S. Subsidiary), each of which are wholly-owned by EDAP. Except as set forth on paragraph (b) of
Schedule 4.1.3, neither U.S. Subsidiary nor French Subsidiary has any equity interest, partnership interest or joint venture interest in any Person where such interest is related to the Business or includes assets used or held for use in the Business.

          4.1.4  Consents.  Except as disclosed in Schedule 4.1.4, no material
                 --------
consent, approval, waiver or other action by any Person under any contract, agreement, indenture, lease, license, instrument or other document to which EDAP, French Subsidiary or U.S. Subsidiary is a party or by which any of them or the Assets is bound is required or necessary for the execution, delivery and performance of this Agreement or the other documents contemplated hereby by EDAP, French Subsidiary or U.S. Subsidiary, as the case may be, or the consummation of the transactions contemplated hereby or thereby.

          4.1.5  No Default.  The execution, delivery and performance by EDAP,
                 ----------
French Subsidiary and U.S. Subsidiary of this Agreement or the other documents contemplated hereby and the consummation by them of the transactions contemplated hereby and thereby do not and will not (a) in any material respect, contravene or constitute a default under or give rise to a right of termination, cancellation or acceleration of any right or obligation of EDAP, French Subsidiary or U.S. Subsidiary or to a loss of any benefit to which EDAP, French Subsidiary or U.S. Subsidiary is entitled under (i) any provision of applicable law or regulation (assuming the governmental consents referred to in Section 4.9 have been obtained); (ii) the governing documents of EDAP, French Subsidiary or U.S. Subsidiary; (iii) except as provided in Schedule 4.1.5, any Commitment (as defined in Section 4.6); or (iv) any judgment, injunction, order, decree, administrative interpretation, award or other instrument binding upon EDAP, French Subsidiary or U.S. Subsidiary in respect of the Business; or (b) result in the creation or imposition of any Lien on any Asset.

     4.2  Financial Statements.  Schedule 4.2 includes a copy of the unaudited
          --------------------
balance sheet of the Business as of March 31, 2000 (the "Latest Balance Sheet"). The Latest Balance Sheet is accurate in all material respects.

     4.3  Absence of Certain Developments.  Since December 31, 1999, the
          -------------------------------
Business has been operated only in the ordinary course, and neither EDAP, French Subsidiary and U.S. Subsidiary nor any EDAP Affiliate in respect of the Business, alone or in the aggregate, has:

          4.3.1 mortgaged, pledged or subjected to any Lien, any of the Assets, tangible or intangible;

          4.3.2 except as contemplated by this Agreement, (i) sold, leased, assigned, transferred or otherwise disposed of any of its assets, except for inventory sold in the ordinary course of business; or (ii) canceled or compromised any debt or claim, or waived or released any right, in the case of both (i) and (ii) above, having a value of more than $10,000 or an aggregate value in excess of $50,000;

          4.3.3 sold, assigned, transferred or licensed to any Person any rights under any patents, trademarks, service marks, trade names, copyrights, applications for registration with respect to any of the foregoing, trade secrets or other intellectual property owned by, or licensed to, EDAP, French Subsidiary, U.S. Subsidiary or any EDAP Affiliate in respect of the Business, other than rights to use any Seller's tradenames or trademarks in the ordinary course of business granted to third parties in connection with the sale of products;

          4.3.4 entered into any settlement agreement regarding the breach or infringement (or alleged breach or infringement) of any United States or foreign intellectual property license, patent, copyright or trademark;

          4.3.5 made any capital expenditures in excess of an aggregate of $50,000;

          4.3.6 suffered any extraordinary losses or waived any rights of material value, whether or not in the ordinary course of business or consistent with past practice;

          4.3.7 suffered any damage, destruction or loss of any Assets owned by EDAP, French Subsidiary or U.S. Subsidiary or used in the operation of the Business which in the aggregate have a replacement cost of more than $50,000 whether or not covered by insurance;

          4.3.8 modified, amended or terminated any Commitment (as defined in Section 4.6) in a manner materially adverse to the Business;

          4.3.9  suffered any Material Adverse Effect;

          4.3.10 except as set forth on Schedule 4.3.10, been the subject of any inquiry or action taken or, to the knowledge of EDAP, French Subsidiary or U.S. Subsidiary, threatened by the United States Food and Drug Administration (the "FDA") or any foreign regulatory authority having jurisdiction over similar matters, excluding observations of inspectors which have not resulted in any action, claim or investigation by the FDA or other regulatory authority;

          4.3.11 made any change in any method of accounting or accounting practice or guideline by EDAP, French Subsidiary or U.S. Subsidiary in respect of the Business, except for any such change required by U.S. GAAP or similar rules and except for changes to obtain uniformity of accounting policies and classifications;

          4.3.12 failed to maintain its inventory in a normal and customary manner materially consistent with its prior practice, or made any material change in its selling, pricing or advertising practices or credit terms, limits or durations inconsistent with its prior practice;

          4.3.13 discharged or satisfied accounts payable other than in the ordinary course of business consistent with past practice; or

          4.3.14 entered into any agreement or made any commitment to take any of the types of action described in subparagraphs 4.3.1 through 4.3.13 above.

     4.4  Title to Personal Property and Assets.  EDAP, French Subsidiary and
          -------------------------------------
U.S. Subsidiary each owns or has a valid leasehold interest in all tangible personal property necessary for the conduct of the Business, and owns or has a valid license or sublicense to use all computer software used in the Business, free and clear of all Liens. The equipment and fixed assets of the Business are in good condition and repair and are usable in the ordinary course of business, ordinary wear and tear excepted. EDAP shall cause the transfer of title to Urologix to the assets as required in Section 1.1(c) and referred to therein to occur at or prior to Closing. Except for the Excluded Assets, the Assets constitute all of the assets and properties necessary for the conduct of the Business as currently conducted. Schedule 1.1(a)(i) includes an accurate list of all tools and dies necessary to conduct the Business, identifying the item and the location thereof. Schedule 1.1(a)(ii) is an accurate list of all equipment consigned to or on loan to customers, identifying the item and location thereof. Schedule 1.1(c) also lists all items of inventory of Kits owned by an EDAP Affiliate which are of the type identified in Section 1.1(c), identifying the item and location thereof.

     4.5  Patents, Trademarks and Copyrights.  Schedule 1.1(a)(viii) lists all
          ----------------------------------
patents, trademarks, service marks, trade names, copyrights, registrations and applications for registration with respect to any of the foregoing which are owned by EDAP, French Subsidiary or U.S. Subsidiary or any EDAP Affiliate and which are used in or necessary to the conduct the Business, and all of which are in full force and all required updates to maintain the same have been made in the jurisdictions listed on the Schedule. Schedule 4.5(a) lists all license agreements under which third party owned patents, trademarks, service marks, trade names, copyrights, registrations and applications for registration of any of the foregoing know-how, technology or other intellectual property rights used in or necessary to conducting the Business are licensed to EDAP, French Subsidiary or U.S. Subsidiary. Except as set forth on Schedule 4.5(b), there are no claims or disputes pending or, to the knowledge of EDAP, French Subsidiary or U.S. Subsidiary, threatened with third parties alleging that EDAP, French Subsidiary or U.S. Subsidiary, on the one hand, or such third party, on the other hand, infringes on the other's patents, trademarks, service marks, trade names, copyrights, trade secrets or other intellectual property rights in connection with conducting the Business. EDAP has provided to Urologix a copy of all pending patent applications filed by EDAP, French Subsidiary, U.S. Subsidiary or any EDAP Affiliate (in respect of the Business). There are no outstanding orders, judgments and decrees restricting the use by EDAP, French Subsidiary, U.S. Subsidiary or any EDAP Affiliate of the patents, trademarks, service marks, trade names, copyrights, trade secrets or other intellectual property rights owned or licensed by any of them. All of the license agreements listed on Schedule 4.5(a) will be in full force and effect on the Closing Date, and neither EDAP, French Subsidiary or U.S. Subsidiary, nor any EDAP Affiliate is in default under any of them nor, to the knowledge of EDAP, (i) is any other party to any such license agreement in default thereunder; nor (ii) does any condition exist that, with notice or lapse of time or both, would constitute a default thereunder. The right, title and interest of EDAP, French Subsidiary and U.S. Subsidiary in and to the Proprietary Rights and Proprietary Information are duly recorded (as applicable) and free and clear of all Liens and rights of third parties and all annuities and registrations have been paid. Except as set forth on Schedule 4.5(b), none of the features, components or configurations or methods of making or using the same (whether developed or under development) of EDAP's, French Subsidiary's, or U.S. Subsidiary's products or processes infringe the intellectual property rights of any other party. EDAP, French Subsidiary and U.S. Subsidiary have established safeguards to maintain the secrecy of its Proprietary Information that it considers to be reasonable. To the knowledge of EDAP, the information which EDAP believes is Proprietary Information has not been disclosed by EDAP, French Subsidiary or U.S. Subsidiary nor any of their Affiliates to any other person, entity or governmental agencies, except pursuant to confidentiality agreements, protective orders or law. As used herein, "Proprietary Information" means all know-how and technology owned by EDAP, French Subsidiary, U.S. Subsidiary or any EDAP Affiliate and used in the Business; and "Proprietary Rights" means all patents, trademarks, service marks, copyrights, registrations and applications therefor arising out of, and owned by EDAP, French Subsidiary, U.S. Subsidiary or any EDAP Affiliate as part of, the Business. No interference actions are pending, and no notice has been received of an intention to provoke an interference action or to otherwise challenge the validity or priority of inventorship before the United States Patent and Trademark Office or other similar U.S. or foreign authorities with respect to any patent or application therefor included in the Assets, except as disclosed on Schedule 4.5(c).

     4.6  Commitments.  Paragraph (a) of Schedule 4.6 sets forth a list of all
          -----------
of the following written contracts and other agreements to which EDAP, French Subsidiary or U.S. Subsidiary, or any EDAP Affiliate in respect of the Business, is a party or by which EDAP, French Subsidiary or U.S. Subsidiary, or the EDAP Affiliate in respect of the Business or any Assets, is bound or subject (collectively, "Commitments"): (i) customer contracts and agreements for the sale, service or maintenance of materials or products which by their terms exceed one year or which are in dollar amounts which equal or exceed $50,000 per annum; (ii) distributorship agreements and manufacturer's representative agreements; (iii) supply and vendor contracts for sole source components; (iv) material research and development agreements related to the Business; (v) joint venture agreements or license agreements (where any Seller is the licensor) related to the Business; (vi) contracts and other agreements relating to the borrowing of money; (vii) any equipment leases requiring payment of at least $10,000 within a given year which are not cancelable without penalty upon 90 days' notice; (viii) agreements settling pending or threatened Litigation which require continuing obligations of the Business after the date hereof; (ix) any agreements between EDAP, French Subsidiary, U.S. Subsidiary or any EDAP Affiliate (in respect of the Business) and any of their Affiliates; (x) agreements which limit the Business from competing in any line of business or in any geographic area other than distributorship or representation agreements which are exclusive as to geographic area; or (xi) any other contract or other agreement (other than contracts and agreements of the type specified in clauses (i) through (xi) above) that is material to the Business, whether or not made in the ordinary course of business. There have been delivered to Urologix true and complete copies of all such contracts and other agreements set forth in paragraph (a) of
Schedule 4.6 and there are no oral modifications or amendments to any such contracts or agreements. All of such Commitments are in full force and effect, and none of EDAP, French Subsidiary or U.S. Subsidiary, nor any EDAP Affiliate is in default under any of them, nor, to the knowledge of EDAP, French Subsidiary or U.S. Subsidiary, (i) is any other party to any such contract or other agreement in material default thereunder, nor (ii) does any condition exist that, with notice or lapse of time or both, would constitute a default thereunder. Paragraph (b) of Schedule 4.6 indicates which of the Commitments included in the Assets requires the consent of a third party to be transferred or to remain in full force and effect following the consummation of the transactions contemplated by this Agreement. None of the Assumed Contracts will require additional payments or increase any obligations of Urologix thereunder as a result of the assignment by EDAP, French Subsidiary or U.S. Subsidiary of such Assumed Contract to Urologix.

     4.7  Litigation.  There is no Litigation pending or, to EDAP's knowledge,
          ----------
threatened which seeks to enjoin or obtain damages in respect of the consummation of the transactions contemplated hereby. Except as set forth in
Schedule 4.7, there is no material Litigation pending or, to EDAP's, French Subsidiary's or U.S. Subsidiary's knowledge, threatened that (i) involves a claim or potential claim of liability against or affecting French Subsidiary, U.S. Subsidiary or EDAP or any EDAP Affiliate in respect of the Business; or
(ii) enjoins, or seeks to enjoin, the operation of a portion of the Business or seeks declaratory judgment with respect to the Business.

     4.8  Compliance with Law: Permits.  Paragraph (a) of Schedule 4.8, lists
          ----------------------------
all permits, licenses, clearances, PMA's, registrations, consents, waivers, listings, exemptions, orders, certificates, authorizations or approvals of any international, federal, provincial, state or local, domestic or foreign, governmental authorities or regulatory agencies, including, without limitation, those regulating safety, effectiveness and market clearance of medical devices (the "Permits"), held by either Seller or used in the Business. There are no other permits necessary to carry on the Business in the jurisdictions of the United States, Europe or Japan or, to the knowledge of EDAP, French Subsidiary or U.S. Subsidiary, in any other jurisdiction where the Business is currently conducted. Except as set forth on paragraph (b) of Schedule 4.8, no approval or consent of any Person is needed in order that any Permit shall continue in full force and effect following the consummation of the transactions contemplated by this Agreement and to assign such Permits to Urologix or one of its Affiliates in the jurisdictions of the United States, Europe or Japan or, to the knowledge of EDAP, French Subsidiary or U.S. Subsidiary, in any other jurisdiction where the Business is currently conducted. Except as set forth on paragraph (c) of Schedule 4.8, EDAP, French Subsidiary and U.S. Subsidiary and each EDAP Affiliate in respect of the Business have complied, in all material respects, with all applicable laws, including any Medicare or Medicaid statutes, rules or regulations, Permits and orders of foreign, federal, state and local governments and all agencies thereof (including, without limitation, the FDA or any foreign regulatory authority having jurisdiction over similar matters) that affect the Business and to which EDAP, Subsidiaries or any EDAP Affiliate is subject, and no claims have been filed against EDAP, French Subsidiary and U.S. Subsidiary or the EDAP Affiliates in respect of the Business alleging a violation of any such laws, regulations or orders. No notice, warning or other communication from any governmental authority in respect of any failure or alleged failure by EDAP, French Subsidiary and U.S. Subsidiary or any EDAP Affiliate in respect of the Business to comply with any law, regulation or order has been received by EDAP, Subsidiaries or any EDAP Affiliate.

     4.9  Governmental Consents.   Except as set forth on Schedule 4.9, the
          ---------------------
execution, delivery and performance by EDAP or French Subsidiary and U.S. Subsidiary of this Agreement and the other documents contemplated hereby and the consummation by EDAP or Subsidiaries of the transactions contemplated by this Agreement require no action by, or in respect of, or filing with, any governmental body, agency, official or authority. The "Ultimate Parent Entity" (under the HSR Act) of EDAP and French Subsidiary and U.S. Subsidiary does not have assets or revenues in excess of $100 million as of EDAP's and the French Subsidiary and U.S. Subsidiary's most recently completed fiscal year, in each case as determined under the HSR Act.

     4.10  Products; Regulation.
           --------------------

          4.10.1 Since January 1, 1997, there have been no written notices, citations or decisions by any governmental or regulatory body that any product produced, manufactured, marketed or distributed at any time by the Business (the "Products") is defective or fails to meet any applicable standards or other regulatory requirements promulgated by any such governmental or regulatory body. The Business has complied in all material respects with its policies, procedures and specifications with respect to design, manufacture, labeling, testing, inspection and sale of Products. Since January 1, 1997, there have been no recalls, field notifications or seizures ordered or, to the knowledge of EDAP, French Subsidiary or U.S. Subsidiary, threatened by any such governmental or regulatory body with respect to any of the Products. Except as has been disclosed to Urologix, since January 1, 1997, EDAP, French Subsidiary and U.S. Subsidiary have not received, and EDAP, French Subsidiary and U.S. Subsidiary do not have knowledge of any reasonable basis for, any warning letter, or Section 305 notices from, or civil or criminal investigations by, the FDA.

          4.10.2 The Products have been properly listed with the FDA and any other governments, state, local or foreign, requiring a similar listing. The Products have all necessary and current marketing approvals or clearances by all governments, state, local or foreign, requiring such approvals or clearances in the jurisdictions where the Business is currently conducted. All necessary amendments, supplements and reports required to keep the approvals and clearances current with the versions of the Products being marketed have been filed in a timely manner and are complete and accurate. Without limiting the foregoing, all required amendments or supplements related to the software are complete and accurate. Any changes in product design and manufacturing and quality assurance procedures have been filed in a timely manner.

          4.10.3 All management, facilities, personnel, manufacturing, quality and other systems of EDAP, French Subsidiary and U.S. Subsidiary regulated by the FDA and other similar regulatory agencies, either state, local or foreign, are in compliance with all regulatory requirements (e.g., the FDA's Quality System Regulation, ISO 9001 and EN46001) related to the Products.

          4.10.4 EDAP, French Subsidiary and U.S. Subsidiary have all necessary reimbursement and pricing authorizations from all regulatory agencies of the countries in which the Products are marketed and where such authorizations are required.

          4.10.5 EDAP, French Subsidiary and U.S. Subsidiary have complied with all incident and adverse event (both injury and malfunction) reporting requirements to the FDA and similar state, local and foreign governmental agencies with respect to the Products. No events have occurred with respect to Products sold by EDAP or French Subsidiary and U.S. Subsidiary which could, to the knowledge of EDAP, result in claims against Urologix.

          4.10.6 EDAP's, French Subsidiary's and U.S. Subsidiary's facilities have all necessary Permits for operation as a medical device manufacturing and/or distribution facility. EDAP, French Subsidiary and U.S. Subsidiary have also obtained all necessary Permits from every country in which its Products are currently marketed, if such a Permit is required.

          4.10.7 EDAP, French Subsidiary and U.S. Subsidiary are in possession of and will, upon Urologix's request, provide to Urologix all supportive materials and data substantiating representations made to the FDA or other domestic or foreign governmental regulatory authority in its filings therewith, including any and all testing data in the possession, or under the control, of EDAP, French Subsidiary or U.S. Subsidiary or any EDAP Affiliate (but only to the extent used in the Business), whether or not submitted to the FDA or other domestic or foreign governmental regulatory authority. The Products perform in all material respects in compliance with the representations and performance specifications as contained in said filings. EDAP, French Subsidiary or U.S. Subsidiary or any EDAP Affiliate (but only to the extent used in the Business), are in possession of and will, upon Urologix's request, provide to Urologix all regulatory information and documents located at any international locations. EDAP, French Subsidiary and U.S. Subsidiary have provided Urologix with copies of all FDA Establishment Inspection Reports and Form FDA 483s in their possession and related to inspections of the Products. In addition, EDAP, French Subsidiary and U.S. Subsidiary have provided Urologix with copies of all similar inspections and reviews by EDAP's EU conformity assessment body and any other governmental authorities who have inspected the Products to the extent in their possession or the possession of their Affiliates, agents or attorneys.

          4.10.8 All contractually required 30-minute protocol upgrades have been completed.

     4.11 Material Obligations.  Neither EDAP, French Subsidiary or U.S.
          --------------------
Subsidiary, nor any EDAP Affiliate, in respect of the Business, has any debts, liabilities or obligations of any nature (whether accrued, absolute, contingent, direct, indirect, perfected, inchoate, unliquidated or otherwise and whether due or to become due) arising out of transactions entered into at or prior to the Closing, or any transaction, series of transactions, action or inaction at or prior to the Closing, or any state of facts or condition existing at or prior to the Closing (regardless of when such liability or obligation is asserted), except (a) to the extent specifically reflected and accrued for or reserved against in the Financial Statements; (b) for Liabilities and obligations which have arisen after the date of the Latest Balance Sheet in the ordinary course of business consistent with past practice, none of which are material in nature; or
(c) other Liabilities specifically referenced in the Schedules hereto.

     4.12 Brokerage.  Other than the fee payable by EDAP to CIBC World Markets
          ---------
Corp., its investment banker, there are no claims for brokerage commissions, finder's fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by EDAP or French Subsidiary and U.S. Subsidiary.

     4.13 Affiliated Transactions.  Except as listed and described in paragraph
          -----------------------
(a) of Schedule 4.6 or in Schedule 4.13 hereto, neither EDAP, nor French Subsidiary nor U.S. Subsidiary is a party to any transaction or Commitment with any of their respective Affiliates, and has no obligation or liability owing thereunder in respect of the Business in excess of $50,000 or which is not cancelable by EDAP, French Subsidiary or U.S. Subsidiary on at least 60 days' notice without penalty.

     4.14 Insurance.  Schedule 4.14 lists the coverages and limits presently
          ---------
applicable to or including the operations and property of the Business.
Schedule 4.14 shall identify those policies which are "claims made" and those which are "occurrence" based policies. All such policies shall continue through the Closing and thereafter as provided in Section 7.9. Schedule 4.14 identifies all risks which EDAP, French Subsidiary or U.S. Subsidiary have designated as being self-insured with respect to the Business. Schedule 4.14 also includes a list of all claims made by EDAP, French Subsidiary or U.S. Subsidiary with respect to the Business related to Products sold by EDAP, French Subsidiary or U.S. Subsidiary. Neither EDAP, French Subsidiary or U.S. Subsidiary, nor any EDAP Affiliate has received any notice of cancellation in respect of insurance coverage for operations, assets and properties relating to the Business. All premiums due and payable in respect of such insurance have been paid. There are no pending or, to EDAP's, French Subsidiary's or U.S. Subsidiary's knowledge, threatened terminations or premium increases with respect to any such policies and EDAP, French Subsidiary and U.S. Subsidiary and the EDAP Affiliates are in compliance with all material conditions contained therein. Complete copies of policies listed on Schedule 4.14 which have been requested by Urologix have been delivered to Urologix.

     4.15 Inventory.  The finished goods Inventory (including that reflected on
          ---------
the Latest Balance Sheet and any finished goods Inventory subsequently purchased, produced or otherwise returned) is or was, prior to the sale thereof, in good and merchantable condition and with respect to all finished goods Products is the latest version of such Product, and suitable and usable or salable in the ordinary course of business for the purposes for which intended, and has been reflected on the Latest Balance Sheet and carried on the books of account of EDAP in accordance with generally accepted accounting principles consistently applied. If any FDA action makes the finished goods Inventory of Kits unsaleable, such Inventory of Kits shall be deemed not saleable as of the time of Closing. The finished goods Inventory will not be obsolete or damaged, will be merchantable and fit for its normal purpose and will not be defective. The Inventory (including raw materials, work-in-process and finished goods) on the date of this Agreement is the same as set forth in the Latest Balance Sheet, except for additions and reductions made in the ordinary course of business since March 31, 2000. There shall exist as of the Closing Date and be included in the Assets acquired from U. S. Subsidiary, at least two Maxis, seven Classic and five Praktis Boxes, 460 Kits and US$600,000 of book value of spare parts inventory.

     4.16 Accounts and Notes Receivable.  All accounts and notes receivable
          -----------------------------
reflected on the Latest Balance Sheet, and all accounts and notes receivable arising subsequent to the Latest Balance Sheet Date, have arisen in the ordinary course of business of EDAP, represent valid obligations due to EDAP and have been collected or, except as provided in Schedule 4.16, are collectible in the ordinary course of business within ninety (90) days of the Closing Date. All items that are required by generally accepted account principles to be reflected as accounts and notes receivable on the Latest Balance Sheet and on the books of account of EDAP are so reflected.

     4.17 Suppliers and Customers.  EDAP has heretofore delivered to Urologix a
          -----------------------
complete list of its and French Subsidiary's and U.S. Subsidiary's suppliers and top 20 customers (including without limitation its distributors) identifying sales for calendar years 1997, 1998 and 1999 and year-to-date through June 30, 2000, for the products of each such vendor and customer. The relationships of EDAP and French Subsidiary and U.S. Subsidiary with such customers and suppliers are good commercial working relationships and no such customer or supplier has canceled or otherwise terminated, or threatened, verbally or in writing, to cancel or otherwise terminate, its relationship with EDAP or French Subsidiary and U.S. Subsidiary during the last twelve (12) months or has during the last twelve (12) months decreased materially, or threatened to decrease or limit materially, its services, supplies or material to EDAP or French Subsidiary and U.S. Subsidiary or its usage or purchase of the services or products from EDAP or French Subsidiary and U.S. Subsidiary, as the case may be. Schedule 4.17 lists all commitments of EDAP or French Subsidiary and U.S. Subsidiary to provide customers with product upgrades, warranty service, advertising incentives or other special arrangements. Schedule 4.17 also sets forth Sellers' standard warranty with respect to products sold by Sellers. Neither EDAP nor French Subsidiary and U.S. Subsidiary has received any notification of any change in its arrangements with customers or suppliers which would have an adverse effect, nor is EDAP or

French Subsidiary and U.S. Subsidiary aware of any indication that any of its customers, suppliers or vendors, nor any other material fact regarding or pertaining to its customers, suppliers or vendors which would have an adverse effect on Urologix after the consummation of the transactions contemplated hereby. The transactions contemplated hereby will not, to the knowledge of EDAP or French Subsidiary and U.S. Subsidiary, have an adverse effect on the relationship of EDAP or French Subsidiary and U.S. Subsidiary with any such customer, supplier or vendor, and none of EDAP, French Subsidiary or U.S. Subsidiary has any reason to believe such transactions will cause termination of any supplier or vendor agreement or permit termination of any such agreement without the consent of EDAP, which consent has not and shall not be given by EDAP without prior written permission from Urologix .

     4.18 Policies, Procedures and Specifications.  Each of EDAP and French
          ---------------------------------------
Subsidiary and U.S. Subsidiary has complied with its policies, procedures and specifications in the conduct of the Business, including, without limitation, all such policies, procedures and specifications with respect to employment matters, design, manufacture, testing and inspection of products, safety matters, and the protection of trade secrets, know-how and confidential information.

     4.19 Investment Representations.   Each of EDAP and French Subsidiary and
          --------------------------
U.S. Subsidiary represents and warrants and acknowledges: (i) that it is acquiring the common stock of Urologix hereunder for its own account for investment and not with a view to, or for sale or other disposition in connection with, any distribution thereof, nor with any present intention of selling or otherwise disposing of the same; (ii) that it is an "accredited investor" as that term is defined in Rule 501 promulgated by the SEC under the Securities Act of 1933, as amended ("Securities Act"), or, in the case of French Subsidiary, which is owned approximately 99% by EDAP (an accredited investor), that it has the knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment in Urologix stock; and (iii) that it is fully informed that the shares of Urologix common stock sold hereunder are being sold pursuant to a private offer exemption of the Securities Act and are not being registered under the Securities Act or under the Securities or Blue Sky Laws of any state or foreign jurisdiction, and that such shares must be held indefinitely unless they are subsequently registered under the Securities Act and any applicable State Securities or Blue Sky Laws, or unless an exemption from registration is available thereunder, and that Urologix has no obligation to register such shares other than pursuant to the Registration Rights agreements referenced in Section 3.3.9). Sellers acknowledge they have been provided copies of Urologix's Annual Report on Form 10-K for the year ended June 30, 2000 and such other information as they have deemed necessary in connection with their investment in Urologix stock.

     4.20 Full Disclosure.  To the knowledge of EDAP, all documents, contracts,
          ---------------
instruments, certificates, notices, consents, affidavits, letters, telegrams, telexes, statements, schedules (including Schedules to this Agreement), exhibits (including Exhibits to this Agreement) and any other papers whatsoever (collectively, "Documents") delivered by or on behalf of EDAP in connection with this Agreement and the transactions contemplated thereby are true, complete and authentic. No representation or warranty of EDAP contained in this Agreement contains an untrue statement of material fact or, to the knowledge of any Seller, omits to state a material fact required to be stated therein or necessary to make the statements made, in the context in which made, not false or misleading in any material respect when made. There is no fact that EDAP has not disclosed to Urologix in writing that has or could reasonably be expected to have a material adverse effect upon the Assets or Business.

     4.21 No Trading.  No Seller and no EDAP Affiliate or any officers, director
          ----------
or other person associated with any such Seller or EDAP Affiliate has purchased or sold Urologix common stock since January 1, 2000 and no Seller, or EDAP Affiliate or any officers, director or other person associated with any such Seller or EDAP Affiliate has taken any action to cause any other person to effect any such purchases or sales.

     4.22 August 2000 PMA Report.  EDAP has provided Urologix with a complete
          ----------------------
copy of the PMA Report filed with the FDA in August 2000.

     4.23 Labor.  The Business and/or the Assets to be sold to Urologix do not
          -----
constitute an autonomous economic unit under French and/or EU labor laws. The transfer of the Business and/or Assets to Urologix do not create any rights or entitlements whatsoever for the employees of EDAP and/or those of its French Subsidiary towards Urologix.

                                   ARTICLE 5
                   REPRESENTATIONS AND WARRANTIES OF UROLOGIX
                   ------------------------------------------

     Urologix represents and warrants to EDAP and agrees with EDAP and French Subsidiary and U.S. Subsidiary as follows:

     5.1  Corporate Power and Authority; Effect of Agreement.
          --------------------------------------------------

          5.1.1 Urologix is a corporation duly organized, validly existing and in good standing under the laws of Minnesota and has full corporate power and authority to carry on its business as it is now being conducted.

          5.1.2 Urologix has full corporate power and authority to execute and deliver this Agreement, perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, the performance by Urologix of its obligations hereunder and the consummation by Urologix of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Urologix and no other corporate proceedings on the part of Urologix are necessary to authorize the execution and delivery of this Agreement, or to consummate the transactions so contemplated.

          5.1.3 This Agreement has been duly executed and delivered by Urologix and constitutes the legal, valid and binding obligation of Urologix, enforceable against each such party in accordance with its terms, except to the extent that such enforceability (a) may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally, and (b) is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          5.1.4 The execution, delivery and performance by Urologix of this Agreement or the other documents contemplated hereby and the consummation by them of the transactions contemplated hereby and thereby do not and will not contravene or constitute a default under or give rise to a right of termination, cancellation or acceleration of any right or obligation of Urologix or to a loss of any benefit to which Urologix is entitled under (i) except as would not be materially adverse to the operations, results of operations, assets or financial condition of Urologix, taken as a whole, or have a material adverse effect on the ability of Urologix to consummate the transactions contemplated by this Agreement and assuming the accuracy of the representations in Section 4.9, any provision of applicable law or regulation (assuming the governmental consents referred to in Section 5.2 have been obtained); (ii) the articles of incorporation or bylaws of Urologix; (iii) any judgment, injunction, order, decree, administrative interpretation, award or other instrument binding upon Urologix; or (iv) result in the creation or imposition of any Lien on any asset of Urologix which would have a material adverse effect on their ability to consummate the transactions contemplated hereby.

     5.2  Consents.  Assuming the accuracy of the representations of EDAP and
          --------
French Subsidiary and U.S. Subsidiary in Section 4.9, except as set forth in
Schedule 5.2, no consent, approval or authorization of, or exemption by, or filing with, any governmental or regulatory authority or any other third party is required in connection with the execution, delivery or performance by Urologix of this Agreement, or the other documents contemplated hereby, or the taking by Urologix of any other action contemplated hereby, excluding, however, consents, approvals, authorizations, exemptions and filings, if any, which any of the Sellers is required to obtain or make.

     5.3  Financial Statements and SEC Filings.  Urologix has delivered to
          ------------------------------------
Sellers true and complete copies of (i) its annual reports on Form 10-K for its fiscal years ended June 30, 2000, 1999 and 1998; (ii) its quarterly reports on Form 10-Q for its fiscal quarters ended September 30, 1999, December 31, 1999 and March 31, 2000; (iii) its proxy or information statements relating to all meetings of, or actions taken without a meeting by, the shareholders of Company held since June 30, 1998; and (iv) all of its other 8-K reported filed with the SEC since June 30, 1998. The reports and statements so delivered are referred to collectively in this Agreement as the "Urologix SEC Filings." As of their respective dates, the Urologix SEC Filings (including all exhibits and schedules thereto and documents incorporated by reference therein) did not contain any untrue statement of a material fact or, to Urologix's knowledge, omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading. The audited financial statements and unaudited interim financial statements of Urologix included or incorporated by reference in the Urologix SEC Filings (i) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto); (ii) complied as of their respective dates in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto; and (iii) fairly present, in all material respects, the financial position of Urologix as of the dates thereof and the income and cash flows for the periods then ended (subject, in the case of any unaudited interim financial statements, to normal year-end adjustments).

     5.4  Material Events.  Except as disclosed in the Urologix SEC Filings, and
          ---------------
except as expressly contemplated by this Agreement, since the date of the most recent audited financial statements including in the Urologix SEC Filings there has not been any event, occurrence or development of a state of circumstances or facts which has had a material adverse effect on the operations, results of operations, assets or financial condition of Urologix's business, taken as a whole.

     5.5  Litigation.  There is no Litigation pending or, to Urologix's
          ----------
knowledge, threatened which seeks to enjoin or obtain damages in respect of the consummation of the transactions contemplated hereby. Except as set forth on
Schedule 5.5, there is no Litigation pending or, to Urologix's knowledge, any investigation by a governmental entity, in each case that (i) involves a claim or potential claim of liability against or affecting Urologix which, if adversely determined, would have a material adverse effect on the operations, results of operations, assets or financial condition of Urologix's business, taken as a whole; (ii) enjoins or seeks to enjoin the operation of a portion of Urologix's business or seeks declaratory judgment if such injunction or judgment would, or if entered would, constitute any change in, or effect on, the business of Urologix as currently conducted that is, or is reasonably likely to be, materially adverse to the operations, results of operations, assets or financial condition of Urologix's business, taken as a whole.

     5.6  Brokerage.  Other than the fee payable by Urologix to Houlihan Lokey
          ---------
Howard & Zukin, its investment banker, there are no claims for brokerage commissions, finder's fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by Urologix.

     5.7  Issuance of Shares.  The shares to be issued pursuant to this
          ------------------
Agreement are duly authorized and, when issued in accordance with the terms hereof, shall be validly issued, fully paid and non-assessable. The shares of Common Stock of Urologix issuable upon exercise of the Warrants, when issued in accordance with the terms thereof, will be duly authorized, validly issued, fully paid and non-assessable.

     5.8  Absence of Certain Developments.  Except as set forth in Schedule 5.8,
          -------------------------------
since June 30, 2000, Urologix has not:

          5.8.1 suffered any change in, or effect on, the business of Urologix as currently conducted that is, or is reasonably likely to be, materially adverse to the operations, results of operations, assets or financial condition of Urologix's business, taken as a whole;

          5.8.2 been the subject of any inquiry or action taken or, to Urologix's knowledge, threatened by the FDA or any foreign regulatory authority having jurisdiction over similar matters, excluding observations of inspectors which have not resulted in any action, claim or investigation by the FDA or other regulatory authority; or

          5.8.3 made any change in any method of accounting or accounting practice or guideline by Urologix, except for any such change required by U.S. GAAP or similar rules and except for changes to obtain uniformity of accounting policies and classifications.

     5.9  Patents, Trademarks and Copyrights.  No interference actions are
          ----------------------------------
pending, and no notice has been received of an intention to provoke an interference action or to otherwise challenge the validity or priority of inventorship before the United States Patent and Trademark Office or other similar U.S. or foreign authorities with respect to any patent or application therefor owned by Urologix.

     5.10 Compliance with Law.  Except as would not have a material adverse
          -------------------
effect on the operations, results of operations, assets or financial condition of Urologix's business, taken as a whole, (i) no notice, warning or other communication from any governmental authority in respect of any failure or alleged failure by Urologix in respect of its business to comply with any law, regulation or order has been received by Urologix; and (ii) no claims have been filed against Urologix in respect of its business alleging a violation of any such law, regulation or order.

     5.11 HSR Act.  The "Ultimate Parent Entity" (under the HSR Act) of Urologix
          -------
does not have assets or revenues in excess of $100 million as of Urologix's most recently completed fiscal year, in each case as determined under the HSR Act.

     5.12 Products, Regulation.  Except as disclosed in the Schedules referenced
          --------------------
below or where such items would not have a material adverse effect on the operations, results of operations, assets or financial condition of Urologix's business, taken as a whole:

          5.12.1 Since January 1, 1997, there have been no written notices, citations nor decisions by any governmental or regulatory body that any product produced, manufactured, marketed or distributed at any time by Urologix's business (the "Urologix Products") is defective or fails to meet any applicable standards or other regulatory requirements promulgated by any such governmental or regulatory body. Since January 1, 1997, there have been no recalls, field notifications or seizures ordered or, to the knowledge of Urologix, threatened by any such governmental or regulatory body with respect to any of the Urologix Products. Except as has been disclosed to EDAP, since January 1, 1997, Urologix has not received, and Urologix does not have knowledge or any reasonable basis for, any warning letter, or Section 305 notices from, or civil or criminal investigations by, the FDA.

          5.12.2 The Urologix Products have been listed with FDA and any other governments, state, local or foreign, requiring a similar listing. All necessary amendments, supplements and reports required to keep the approvals and clearances current with the versions of the Urologix Products being marketed have been filed in a timely manner and are complete and accurate. Any changes in product design and manufacturing and quality assurance procedures have been filed in a timely manner.

          5.12.3 Urologix has complied with all incident and adverse event (both injury and malfunction) reporting requirements to the FDA and similar state, local and foreign governmental agencies with respect to the Urologix Products. No events have occurred with respect to Urologix Products sold by Urologix which will, to the knowledge of Urologix, result in claims against EDAP.

          5.12.4 All management, facilities, personnel, manufacturing, quality and other systems operated by or employed by Urologix at its facilities and regulated by the FDA and other similar regulatory agencies, either state, local or foreign, are in compliance with all regulatory requirements (e.g., the FDA's Quality System Regulation, ISO 9001 and EN 46001) related to the Urologix products produced at such facilities, except to the extent such non-compliance would not have a material adverse effect on the operations, results of operations, assets or financial condition of Urologix's business, taken as a whole.

          5.12.5 Urologix is in compliance, in accordance with general industry practices, with its policies, procedures and specifications in the conduct of its business, including, without limitation, all such policies, procedures and specifications with respect to employment matters, design, manufacture, testing and inspection of products, safety matters, and the protection of trade secrets, know-how and confidential information, except to the extent such non-compliance would not have a material adverse effect on the operations, results of operations, assets or financial condition of Urologix's business, taken as a whole.

     5.13 Insurance.  Urologix has not received any notice of cancellation in
          ---------
respect of insurance coverage for operations, assets and properties relating to its business. All premiums due and payable in respect of such insurance have been paid. There are no pending or, to Urologix's knowledge, threatened terminations nor premium increases with respect to any such policies and Urologix is in compliance with all material conditions contained therein.

     5.14 Full Disclosure.  No representation or warranty of Urologix contained
          ---------------
in this Agreement, contains an untrue statement of material fact or, to the knowledge of Urologix, omits to state a material fact required to be stated therein or necessary to make the statements made, in the context in which made, not false or misleading in any material respect when made.

     ARTICLE 6
                                   COVENANTS
                                   ---------

     6.1  Cooperation.  Each of EDAP, French Subsidiary and U.S. Subsidiary and
          -----------
Urologix shall use its reasonable best efforts to obtain the consent or approval of third Persons to the transactions contemplated hereby with respect to the Commitments identified on paragraph (b) of Schedule 4.6 and included in the Assets, and the Permits, if any, identified on paragraph (b) of Schedule 4.8 as requiring such consent or approval. In no event shall Urologix be responsible for or pay any fees, expenses or other costs or payments required to obtain such consents and all such amounts shall be paid by EDAP. EDAP and Urologix agree that, in the event any consent or approval of any such third Person necessary or desirable to preserve for the Business any right or benefit under any such Commitment or Permit is not obtained prior to the Closing, EDAP will, subsequent to the Closing, cooperate with Urologix in attempting to obtain such consent or approval as promptly thereafter as practicable. If such consent or approval cannot be obtained, EDAP shall use its reasonable best efforts, and cause the other Sellers to use their reasonable best efforts, to provide Urologix with the rights and benefits of the affected Commitment or Permit for the term of such Commitment or Permit. After the Closing, EDAP shall cooperate with Urologix in the preparation of any financial statements required to be filed by Urologix with respect to the Business pursuant to U.S. federal securities laws. After the Closing, Urologix will supply such information as may reasonably be required for EDAP to meet its reporting obligations under that certain agreement referenced as item 15 of Schedule 1.1(b)(vii). Any such information provided shall be subject to the confidentiality provisions of
Section 7.5.

     6.2  Post-Closing Warranty Work. Urologix agrees to perform on-site repairs
          --------------------------
to the extent feasible with respect to contractually required warranty repair and warranty service under Manufacturer Warranties given directly by EDAP to its customers with respect to the products listed on Schedule 6.2 during the warranty period provided on such Schedule with respect to such products. Such service will be performed under substantially the same terms as provided under the terms of the Supply Agreement. The applicable warranty related to such products is also attached to Schedule 6.2. Sellers agree that the cost of such warranty repair and service and Urologix's out-of-pocket expenses shall be reimbursed by Sellers within thirty (30) days of presentment by Urologix of evidence of performance of such warranty work and the cost incurred by Urologix. This Section 6.2 and the exception set forth in Section 1.2(b)(xv) are not intended for the benefit of any third party or otherwise to create any rights in favor of a third party beneficiary. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, AND NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THIS SECTION 6.2 AND THE EXCEPTION SET FORTH IN SECTION 1.2(b)(xv) ARE NOT INTENDED TO BE AN ASSUMPTION BY UROLOGIX OF ANY MANUFACTURER WARRANTY OBLIGATIONS OF SELLERS OR TO SUBJECT UROLOGIX TO ANY DAMAGES INCLUDING DIRECT, SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES RESULTING FROM PRODUCTS MANUFACTURED AND/OR SOLD BY ANY SELLER PRIOR TO THE CLOSING DATE; PROVIDED THE COSTS REQUIRED IN THIS SECTION
6.2 TO BE REIMBURSED BY SELLERS SHALL NOT APPLY TO ANY OBLIGATIONS IDENTIFIED ON AND NOT TO EXCEED THE AMOUNTS LISTED ON SCHEDULE 1.2(b)(iii) OR TO EQUIPMENT MAINTENANCE OBLIGATIONS INCURRED UNDER ASSUMED CONTRACTS, SUBJECT TO THE LIMITATIONS WITH RESPECT THERETO IN SECTION 1.2(a)(ii) or (iii).

     6.3  Access. In order to facilitate the resolution of any claims made by or
          ------
against or incurred by Urologix with respect to third parties after the Closing, upon reasonable notice, EDAP in respect of the Business shall, after the
Closing: (i) afford the officers, employees and
authorized agents and representatives of Urologix reasonable access, during regular business hours, to the offices, properties, books and records of the Sellers with respect to the Business, (ii) furnish to the officers, employees and authorized agents and representatives of Urologix such additional financial and other information regarding the Business for the period prior to the Closing as Urologix may from time to time reasonably request and (iii) make available to Urologix, the employees of the Sellers whose assistance, testimony or presence is necessary to assist Urologix in evaluating any such claims and in defending such claims, including the presence of such persons as witnesses in hearings or trials for such purposes; provided, however, that such investigation shall not
                          --------  -------
unreasonably interfere with the business or operations of EDAP; provided
                                                                --------
further, however, that EDAP shall not be obligated to disclose any information
-------  -------
which it holds under a legally binding obligation of confidentiality or which is protected by any privilege; and provided further, however, that Urologix shall
                                -------- -------  -------
bear all costs related to those claims except to the extent such claims are subject to indemnification by Sellers under Article 8. The parties agree to enter into a reasonably acceptable confidentiality agreement at such time of required disclosure.

     6.4  Other Financial Statements. EDAP shall, within 10 days after the
          --------------------------
Closing, deliver to Urologix complete audited statements of revenues and direct expenses for the Business for the years ended December 31, 1998 and 1999 and related notes, as well as audited statements of net assets of the Business as of December 31, 1999 and related notes. EDAP shall, within 10 days after the Closing, provide or will cause its independent auditors to provide all required unqualified auditors opinions and consents for all SEC filings required to be made by Urologix as a result of this transaction. EDAP shall, within 10 days after the Closing, deliver to Urologix unaudited financial statements for the Business, including statements of revenues and direct expenses and statements of net assets and related notes to the financial statements for the twelve months ended June 30, 2000. The audited financial statements for the years ended December 31, 1998 and 1999, and the unaudited financial statements for the twelve months ended June 30, 2000 are collectively referred to as the "Financial Statements." The Financial Statements shall be prepared from the books and records of EDAP in accordance with United States generally accepted accounting principles ("U.S. GAAP") applied on a consistent basis, subject to normal year-end adjustments, and fairly present, in all material respects, the financial condition of the Business as at the date thereof and results of its operations for the periods covered thereby.

     6.5  Maintenance and Service Agreements. On or before the Closing Date,
          ----------------------------------
EDAP, French Subsidiary and U.S. Subsidiary shall have provided the required notice to terminate all third party service and maintenance agreements, including the Service Dealership Agreement dated August 12, 1999 between EDAP and American MedTech Services, Inc.

     6.6  Distribution Agreements. Within 70 days after the Closing Date, EDAP,
          -----------------------
French Subsidiary and U.S. Subsidiary shall have terminated, without liability to Urologix, all distributor agreements with respect to the Business except as provided in Schedule 6.6. The agreements listed on Schedule 6.6 shall be terminated as soon as allowed under such agreements, without liability to Urologix.

     6.7  Inventory. EDAP agrees to cause its Japanese or French Subsidiary to
          ---------
purchase [Confidential Treatment Requested] each FOB shipping point, but with shipping charges to be split by EDAP and Urologix, within fifteen months of Closing, [Confidential Treatment Requested], as provided in the International Distribution Agreement. In the event such Japanese or French Subsidiary and U.S. Subsidiary does not fulfill its obligations hereunder, EDAP shall purchase such Boxes from Urologix on the same terms and at the times provided in the International Distribution Agreement and EDAP or the EDAP Affiliates may sell such Boxes in the countries of Latin America (other than Mexico), Africa (other than Egypt), former USSR countries, Middle East (other than the United Arab Emirates), and Asia, notwithstanding Section 7.2 hereof, provided EDAP has attempted in good faith to sell such Boxes in Japan for a period of at least six months after purchase and shall thereafter notify Urologix of the country in which such sales efforts will be made prior to initiating such sales efforts in such country.

     6.8  Term Debt.  EDAP and Urologix have agreed that EDAP will retain all
          ---------
term debt obligations. However, Urologix agrees to pay to EDAP US$575,000 on December 30, 2003 pursuant to the terms of the Promissory Note.

     6.9  Corrective Actions. EDAP shall at its sole cost and expense promptly
          ------------------
comply with all FDA directives arising out of the PMA Annual Report filed by EDAP on August 8, 2000, or arising out of any action taken or omitted to be taken by any Seller prior to Closing related to product modifications.

     6.10 Marketing Support. Sellers have the marketing support commitments
          -----------------
described on Schedule 6.10 in the amounts set forth on such Schedule. Urologix agrees to perform such commitments for the account of Sellers. Sellers agree to reimburse Urologix within thirty (30) days of presentment by Urologix of evidence of satisfaction, in whole or in part, of a commitment set forth on
Schedule 6.10 provided Seller shall not be obligated to reimburse Urologix for amounts in excess of those set forth on Schedule 6.10 unless a Seller is contractually committed to expend more than the amounts referenced in the Schedule.

     6.11 Covenant Not to Sue.  Sellers covenant not to bring any claim or
          -------------------
action under any patent, trade secret or other intellectual property right of Sellers, whether owned or licensed, against Urologix, any Urologix Affiliate or any distributor, agent or customer of Urologix with respect to the development, marketing, production, sale or distribution of the Products or any Competitive Products.

     6.12 RF Testing.  Sellers and Urologix agree that various equipment used
          ----------
for the purpose of RF testing, including, without limitation, antennae, carrying cases, cords, cables and other required sundry supplies, will be part of the Assets which will be transferred to Urologix. Sellers, jointly and severally, covenant and agree to perform all RF tests at each of the locations listed on
Schedule 4.8(b) within sixty (60) days of the Closing at Sellers' sole cost and expense. Sellers shall be entitled to utilize the equipment solely for purposes of fulfilling its obligations to complete the RF testing.

     6.13 Collection of Receivables. For a period of three months following the
          -------------------------
Closing Date, Urologix shall cooperate with Sellers in collecting the accounts receivable listed on Schedule 1.1(b)(xiii), but Urologix shall have no obligation to initiate legal proceedings for such purpose and shall have no liability to Sellers by reason of Sellers' failure or inability to collect any such accounts receivable. During such period, except as provided in Schedule 4.16, Urologix agrees not to provide such third party with Kits unless and until such receivables have been paid in full.

     ARTICLE 7
                              ADDITIONAL COVENANTS
                              --------------------

     7.1  Sales and Other Tax. Sellers, jointly and severally, will pay, and
          -------------------
shall indemnify and hold Urologix harmless against transfer, documentary, recording, notarial, sales, use, registration, stamp and other similar taxes, fees and expenses and including any penalties, interest and additions to such tax ("Transfer Taxes") imposed by any jurisdiction other than the United States or any state thereof with respect to the Assets. At the Closing, EDAP shall pay Urologix US$40,000 as an estimate of such Transfer Taxes by reduction in the Cash Consideration. Within ten days after the Closing, EDAP and Urologix shall agree on French Contracts based on appraisals received by EDAP and its experts and acceptable to Urologix and its experts. EDAP shall provide the French Contracts and all required attachments translated into English and summary of Asset Purchase Agreement to be provided to the tax authority translated into English. In the event the amount to be paid pursuant to the French Contracts is in excess of US$40,000, EDAP shall promptly pay such excess in time for the filing of such French Contracts. In the event the amount to be paid is less than US$40,00, Urologix shall promptly reimburse EDAP the amount by which the required amount is less than US$40,000. In no event shall the execution by Urologix of the French Contracts or any other agreement with respect to any other allocation or the payment by EDAP of an estimate of such Transfer Taxes constitute a waiver of any right to indemnification from Sellers for Transfer Taxes or prohibit Urologix from making any allocations required under U.S. law or SEC requirements. In the event the amounts paid with the French Contracts are challenged, Sellers will indemnify Urologix from and against all costs, expenses, penalties, interest and other fees incurred by Urologix in connection therewith. Urologix shall pay, and shall indemnify and hold EDAP harmless against, all Transfer Taxes imposed by United States or any state thereof with respect to the Assets transferred by the U.S. Subsidiary.

     7.2  Non-Competition.
          ---------------

          7.2.1 During the period from the date of this Agreement to and including the fifth anniversary of the date hereof (or, if not enforceable for such period in any country or jurisdiction, for such shorter period as shall be enforceable in such country or jurisdiction), neither EDAP, French Subsidiary nor U.S. Subsidiary shall, nor shall any one of them permit any of its Affiliates to, directly or indirectly, engage in the development, marketing, production, sale or distribution anywhere in the world of Competitive Products (as defined below), except as set forth in the Supply Agreement, the Transition and Technology Transfer Agreement, the International Distribution Agreement and any other agreement executed in connection with this Agreement and the overall transaction.

          7.2.2 During the period from the date of this Agreement to the later of (i) the fifth anniversary of the date hereof; or (ii) the date of expiration of the last patent included in the intellectual property identified below, neither EDAP, French Subsidiary nor U.S. Subsidiary shall, nor shall any one of them permit any of their Affiliates to, whether pursuant to an asset transfer, stock transfer, merger, exchange, joint venture, by operation of law or otherwise, assign or transfer, license, grant rights to, or otherwise allow any Person to use, in any manner, other than for purposes of fulfilling the obligations of Sellers under the Supply Agreement or Transition and Technology Transfer Agreement, any intellectual property used or held for use in the Business which is not included in the Assets, including any intellectual property licensed to EDAP, French Subsidiary or U.S. Subsidiary or any Affiliate of any one of them. EDAP, French Subsidiary and U.S. Subsidiary represent to Urologix that no such assignment, transfer, license or right to use has been granted to any Person on or prior to the date hereof. If requested in writing by Urologix at any time after Sellers have fulfilled all of the obligations of Sellers under the Supply Agreement and Transition and Technology Transfer Agreement, Sellers will, without the payment of any further consideration by Urologix, promptly assign and transfer in writing to Urologix all intellectual property used or held for use in the Business which is not included in the Assets, including any such intellectual property licensed to EDAP, French Subsidiary, or U.S. Subsidiary, or any Affiliate of any one of them.

          7.2.3 As used in Section 7.2.1 hereof, the phrase "directly or indirectly, engage in" includes any direct or indirect ownership, profit participation or other interest by EDAP, French Subsidiary, U.S. Subsidiary or any Affiliate of any one of them, whether as owner, stockholder, partner, joint venturer, beneficiary or otherwise, in any Person; provided, however, that the
                                                   --------  -------
foregoing provisions shall not prevent EDAP, French Subsidiary, U.S. Subsidiary or any Affiliate of any one of them from investing in businesses that compete with the Competitive Products where such investments are incidental investments in public companies and constitute, in the aggregate, less than 5% of the outstanding securities or voting interest of each of such companies or where such investments are in Urologix or its successors or assigns of its entire business.

          7.2.4 As used in this Section 7.2, "Competitive Products" means any microwave products, including, without limitation, the EDAP Prostatron and any other microwave devices performing the same purpose or function as, or that are competitive with, the EDAP Prostatron, and shall include any microwave product intended for use in minimally invasive treatments for BPH or any other disorders (including, without limitation, parts, components, modules, subsystems or subassemblies thereof, or parts, components, modules, subsystems or subassemblies of and for such products).

     7.3  Non-Solicitation. For thirty-six months from the Closing Date, neither
          ----------------
EDAP nor its Affiliates, on the one hand, nor Urologix nor any of its Affiliates, on the other hand, shall specifically solicit to hire any current employees of the other party without the prior written consent of such other party, provided that nothing herein shall restrict or preclude the rights of either party to make generalized searches for employees by use of advertisements in the media (including without limitation, trade media) or by engaging search firms to engage in searches which are not targeted or focused on the employees of the other party.

     7.4  EDAP Name.  Except for use in the sale of any inventory included in
          ---------
the Assets, Urologix will take all action necessary to cease the use of the name "EDAP" (or any variant thereof) and related trademarks, corporate names, and trade names incorporating the name "EDAP", and any "EDAP" logos and trade dress, in each case in connection with the conduct of the Business.

     7.5  Confidentiality.  Except as otherwise provided in this Agreement,
          ---------------
after the Closing, the Sellers and their Affiliates shall not use or disclose to third Persons any information disclosed to and transferred and assigned, licensed or otherwise made available to Urologix or its Affiliates in connection with the Business and transfer of Assets hereunder. Without limitation, this obligation of confidentiality shall apply to information related to the Products, business plans, strategies, technologies, and future business relationships of the Business. This obligation of confidentiality shall not apply to the extent any such information (a) is or becomes part of the public domain through no fault of the Sellers (but only after and only to the extent that it is published or otherwise becomes part of the public domain); (b) after the Closing, comes into the possession of the Sellers from a third Person, other than Urologix or its Affiliates, who was not, to the Sellers' knowledge, under a continuing obligation of confidence to the disclosing party; or (c) is disclosed by the Sellers pursuant to any judicial compulsion, provided that Urologix is notified at the time such judicial action is initiated. Disclosures relating to the Products, business plans, strategies and future business relationships of Urologix or EDAP shall not be deemed to be in the public domain or in the possession of the receiving party merely because they are embraced (but not disclosed) by general disclosures in the public domain or in the possession of the receiving party.

     7.6  Bulk Sales Laws.  EDAP shall comply with the provisions of the "bulk
          ---------------
sales" type laws applicable in France, if any, and otherwise each of the parties waives compliance by the other parties with the provisions of the "bulk sales" laws of any jurisdiction which may be applicable to the transactions contemplated by this Agreement.

     7.7  Board Representation. This Section 7.7 shall only apply as of the date
          --------------------
the Closing occurs. At least 15 days prior to the meeting of the Board of Directors of Urologix establishing the slate of directors for the next scheduled Annual Meeting of Shareholders of Urologix, Urologix shall provide EDAP with a notice of such meeting. Prior to the date of such meeting of directors, EDAP shall give the Urologix Board of Directors, in writing, the names of two director candidates selected from EDAP's executive management team or directors. Urologix will nominate and solicit proxies of the election of one such candidate submitted by EDAP as a member of the Board of Directors of Urologix at that Annual Meeting of Shareholders and at future Annual Meetings of Shareholders at which successors to the directors in that same class of directors are elected; provided, however, that at such time as the number of shares of Urologix Common
--------  -------
Stock outstanding owned by EDAP is reduced to less than eight percent (8%) of the total number of then outstanding shares of Urologix, Urologix shall no longer be obligated to nominate and solicit proxies for election of such designee of EDAP as a director of Urologix and such nominee shall, if requested by the Board of Directors of Urologix, resign from the Urologix Board of Directors.

     7.8  Transferred Employees.  Promptly after Closing, Urologix shall provide
          ---------------------
EDAP with a list of those employees of U.S. Subsidiary to which Urologix desires to make offers of employment. To the extent any offer is made and accepted, such individual shall be referred to herein as a "Transferred Employee." In no event shall Urologix employ any Employee of EDAP or the French Subsidiary.

     7.9  Insurance.  Sellers shall deliver at Closing a Certificate of
          ---------
Insurance naming Urologix as an additional insured under U.S. Subsidiary's products liability insurance policy. Sellers shall comply with the insurance requirements of Section 10.4 of the Supply Agreement.

     ARTICLE 8
                      INDEMNIFICATION AND RELATED MATTERS
                      -----------------------------------

     8.1  Survival. Subject to the limitations and other provisions of this
          --------
Agreement, the representations and warranties of EDAP, French Subsidiary and U.S. Subsidiary and Urologix contained herein shall survive the Closing and shall remain in full force and effect, regardless of any investigation made by or on behalf of Urologix, EDAP or French Subsidiary and U.S. Subsidiary, as the case may be, for a period of twenty-one (21) months after the Closing Date; provided, however, that (A) the representations and warranties in Sections 4.1,
--------  -------
4.4, 4.5, 4.10 and 4.23 shall survive indefinitely after the Closing Date and
(B) the agreements of indemnification in Sections 8.2 and 8.3 shall remain effective in respect of claims made in writing as provided in Section 9.12 with respect to such representations and warranties prior to the expiration of the relevant survival period until such claims are finally determined and satisfied in full. All other covenants, agreements and indemnification obligations shall survive indefinitely unless a different period is specified herein.

     8.2  Indemnification by Sellers.  Subject to the terms and conditions of
          --------------------------
this Article 8, Sellers, jointly and severally, agree to indemnify and hold Urologix and its Affiliates, including, in each case, any of its or their respective directors, officers, employees and representatives, harmless from and against:

          8.2.1 Any and all Losses resulting from any breach of any of the representations and warranties, covenants or other agreements of EDAP or French Subsidiary and U.S. Subsidiary contained in this Agreement; and

          8.2.2 Losses arising out of, related to or resulting from Excluded Liabilities.

     8.3  Indemnification by Urologix.  Subject to the terms and conditions of
          ---------------------------
this Article 8, Urologix agrees to indemnify and hold EDAP and its Affiliates, including, in each case, any of its or their respective directors, officers, employees and representatives, harmless from and against:

          8.3.1 Any and all Losses resulting from any breach of any representations and warranties, covenants or agreements of Urologix contained in this Agreement; and

          8.3.2 Losses arising out of, related to or resulting from Assumed Liabilities.

     8.4  Limitations.  Notwithstanding the provisions of Section 8.2, Losses
          -----------
for which Urologix or its Affiliates are entitled to indemnification as a result of a breach by Sellers of any representation or warranty of Sellers in Article 4 of this Agreement shall not include the first US$50,000 of Losses (the "Basket"); provided the Basket shall not apply to matters which may be covered by the representations and warranties but which are also Excluded Liabilities.

     8.5  Notice of Indemnification.  In the event any legal proceeding shall be
          -------------------------
threatened or instituted or any claim or demand shall be asserted by any person in respect of which payment may be sought by one party hereto from the other party under the provisions of this Agreement, the party seeking indemnification (the "Indemnitee") shall promptly cause written notice of the assertion of any such claim of which it has knowledge which is covered by this indemnity to be forwarded to the other party (the "Indemnitor"). Any notice of a claim by reason of any of the representations, warranties, covenants or agreements contained in this Agreement shall state specifically the representation, warranty, covenant or agreement with respect to which the claim is made, the facts giving rise to an alleged basis for the claim, and the amount of the liability asserted against the Indemnitor by reason of the claim.

     8.6  Indemnification Procedure for Third-Party Claims.  In the event that
          ------------------------------------------------
an Indemnitee receives written notice of the commencement of any action or proceeding, the assertion of any claim by a third party or the imposition of any penalty or assessment for which indemnity may be sought pursuant to this Article 8 (a "Third Party Claim"), and such Indemnitee intends to seek indemnity pursuant to this Article 8, the Indemnitee shall promptly provide the Indemnitor with notice of such action, proceeding, claim, penalty or assessment. The Indemnitor shall have the right, by giving notice to the Indemnitee within twenty (20) days after receipt of notice from the Indemnitee of a Third Party Claim, stating that the Indemnitor is responsible for such claim to the extent required under this
Article 8, at its expense, to defend against, negotiate, settle or otherwise deal with any claim with respect to which it is the Indemnitor and to have the Indemnitee represented by counsel reasonably satisfactory to the Indemnitee, selected by the Indemnitor, provided that the Indemnitee may participate in any
                            --------
proceeding with counsel of its choice and at its expense; provided further that
                                                          ----------------
the Indemnitee, at any time when it believes in good faith that (i) any third party claim with respect to which Indemnitor is defending is having a Material Adverse Effect; (ii) the Indemnitor does not have the financial resources to defend against the claim and fulfill its indemnification obligations hereunder;
(iii) the settlement of, or adverse judgment with respect to, the third party claim is likely to establish a precedential custom or practice materially adverse to the business of the Indemnitee or, with respect to Urologix as Indemnitee, will adversely affect the Indemnitee's relationship with its customers; (iv) the Indemnitor is not conducting the defense of the third party claim actively and diligently; or (v) the third party claim seeks an injunction or other equitable relief, may assume the defense and settlement of such third party claim in good faith, with counsel of its choice, and be fully indemnified therefor; and provided further, that the Indemnitor may not enter into a
              ----------------
settlement of any third party claim without the consent of the Indemnitee unless such settlement requires no more than a monetary payment for which the Indemnitee has been fully paid. In the event the Indemnitee is controlling the defense, the Indemnitor may participate in such defense and settlement through counsel chosen by it or consent to any settlement of the third party claim, which consent shall not be unreasonably withheld. The parties will cooperate fully with each other in connection with the defense, negotiation or settlement of any third party claim.

     ARTICLE 9
                                 MISCELLANEOUS
                                 -------------

     9.1  Entire Agreement.  This Agreement (including the exhibits hereto, the
          ----------------
Schedules and the documents referred to herein and the other documents executed by the parties on the date hereof) and the Letter Agreement dated July 21, 1999 contain the entire understanding of the parties hereto in respect of the subject matter contained herein and supersede all prior agreements and understandings between the parties with respect to such subject matter. There are no restrictions, promises, representations, warranties, covenants, or undertakings, other than those expressly set forth or referred to herein or therein.

     9.2  Amendment; Waiver.  No waiver and no modification or amendment of any
          -----------------
provision of this Agreement shall be effective unless specifically made in writing and duly signed by the parties to be bound thereby. Waiver by a party of any breach of or failure to comply with any of the provisions of this Agreement by any other party shall not be construed as, or constitute, a continuing waiver of, or a waiver of any other breach of, or failure to comply with, any other provision of this Agreement.

     9.3  Assignment.  This Agreement and all of the provisions hereof shall be
          ----------
binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties; provided, however, that Urologix may
                                            --------
assign this Agreement and its rights, interests and obligations in whole or in part hereunder to one or more directly or indirectly wholly owned subsidiaries of Urologix without the consent of EDAP or French Subsidiary and U.S. Subsidiary; provided, however, that such assignment shall not relieve Urologix
            --------  -------
of any of its obligations hereunder.

     9.4  Headings; Usage.  The paragraph headings contained herein and the
          ---------------
headings and subheadings used herein or on any of the Schedules to this Agreement are for the purposes of convenience only and are not intended to define, limit or expand the contents of said paragraphs or said headings or subheadings. The meanings of any terms defined herein are equally applicable to both the singular and plural forms of the terms defined.

     9.5  Cooperation.  Each party hereto shall cooperate, shall take further
          -----------
action and shall execute and deliver such further documents as may be reasonably requested by the other party in order to carry out the provisions and purposes of this Agreement.

     9.6  Expenses.  Except as provided in Section 7.1, Urologix shall bear its
          --------
and EDAP shall bear its and French Subsidiary and U.S. Subsidiary's costs and expenses in connection with the negotiation, preparation, performance and consummation of the transactions contemplated by this Agreement, including all taxes of any type, the fees and disbursements of all attorneys, accountants, appraisers, investment bankers and advisors retained by or representing them in connection with the preparation and performance of this Agreement.

     9.7  Governing Law.  This Agreement shall be governed by and construed in
          -------------
accordance with the laws of the State of New York applicable to contracts made and to be performed therein without regard to the principles of any jurisdiction with respect to conflicts of laws.

     9.8  Disputes.
          --------

     (a) Any dispute between Urologix and EDAP arising out of or in connection with this Agreement (or any agreements or documents delivered by the parties hereto pursuant to the terms of this Agreement) or any alleged breach hereof may, at the option of either Urologix or EDAP, be submitted for discussion and possible resolution by senior officers of Urologix and EDAP, as designated by their respective chief executive officers.

     (b) All disputes arising, relating to or arising in connection with this Agreement, including those pertaining to the validity, interpretation, construction or breach hereof or of any legal obligation owed or claimed to be owed by any party hereto to any other party hereto or its Affiliates, that is not otherwise amicably settled between the parties shall exclusively be resolved by arbitration between EDAP and Urologix pursuant to the Commercial Arbitration Rules of the

American Arbitration Association (the "Rules"), with the arbitration to be conducted in the English language and taking place in New York, New York.

     (c) The arbitral tribunal shall be composed of three arbitrators appointed in accordance with the Rules. The Chairman of the arbitral tribunal shall be nominated by the two arbitrators nominated respectively by EDAP and Urologix, and if they fail to agree upon such Chairman within 30 days after the second arbitrator has been appointed, such Chairman shall be appointed by the American Arbitration Association. No arbitrator shall be or have been a present or past employee, officer, director, legal counsel, consultant or agent of either party or its Affiliates. All arbitrators shall be of legal education, unless the parties agree otherwise at the time. Unless prohibited or restricted by applicable law, each party agrees to provide to the arbitrators and the other party, subject to a strict confidentiality agreement, such documents, other evidence, witness testimony as may reasonably be requested by the other party and as are relevant to the issues being arbitrated. The arbitrators may restrict or terminate discovery requests which they conclude are unreasonable, unduly burdensome or not relevant to the issues being arbitrated. Such discovery shall occur during a reasonable time period. The arbitrators shall not have the power to act as "amiable compositeurs" with respect to any dispute submitted to such arbitration, but rather shall make their decision based on their understanding and interpretation of the applicable law and facts. The fees and disbursements of the arbitrators shall be allocated between the disputing party and the other party to the dispute in the same proportion that the disputed items so submitted to the arbitrators that are unsuccessfully disputed by each (as finally determined by the arbitrators) bears to the total amount of all disputed items so submitted. Notwithstanding any provision of this Agreement to the contrary,
(i) any party shall be entitled to seek a judicial order for interim relief to the extent necessary to safeguard the property that is the subject matter of an arbitration proceeding hereunder, and (ii) judgment upon the award rendered in any arbitration proceeding hereunder may be entered in any court having jurisdiction or application may be made to such court in a judicial acceptance of the award and an order by enforcement, as the case may be. The parties hereto agree that the arbitrators appointed pursuant to this Section 9.8 shall have the power to grant equitable relief, including temporary and permanent injunctive relief and specific performance.

     (d) Notwithstanding any other provision in this Section 9.8 to the contrary, either party may bring court proceedings or claims against the other as part of separate litigation commenced by an unrelated third party.

     (e) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby or for recognition or enforcement of any judgment relating thereto, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

     9.9  Severability.  Whenever possible, each provision of this Agreement
          ------------
will be interpreted in such manner as to be effective and valid under the applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     9.10 Counterparts.  This Agreement may be executed in one or more
          ------------
counterparts, all of which taken together will constitute one and the same instrument.

     9.11 Interpretation.  This Agreement has been fully negotiated by the
          --------------
parties through their legal counsel. Accordingly, in interpreting this Agreement, the rule of the interpretation requiring that documents be construed against the draftsman shall be inapplicable.

     9.12 Notices.  All notices, requests and other communications to any party
          -------
hereunder shall be in writing, will be effective upon receipt, and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service, by cable, by facsimile transmission, by telegram or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.12):

     if to EDAP or French Subsidiary and U.S. Subsidiary, to:

                              EDAP TMS S.A.
                              4-6 rue du Dauphine
                              69120 Vaulx-en-Velin
                              France
                              Attention: Chief Executive Officer

     with a copy to:          Cleary, Gottlieb, Steen & Hamilton
                              City Place House
                              55 Basinghall Street
                              London EC2V 5EH, England
                              Attention: Pierre-Marie Boury

     if to Urologix to:       Urologix, Inc.
                              14405 21/st/ Avenue North
                              Minneapolis, MN 55447
                              Attention: Chief Executive Officer
     with a copy to:          Lindquist & Vennum P.L.L.P.
                              4200 IDS Center
                              80 South 8TH Street
                              Minneapolis, MN 55402
                              Attention:  Ronald G. Vantine

     9.13 No Third Party Beneficiary.  The provisions of this Agreement are for
          --------------------------
the sole benefit of the parties to this Agreement and are not for the benefit of any third party.

     9.14 English Language.  This Agreement shall be executed solely in English
          ----------------
language which shall be controlling in all respects whether or not translations are made of this Agreement into any other language.

                                  ARTICLE 10
                                  DEFINITIONS
                                  -----------

     10.1 Definitions.  For purposes of this Agreement, the following terms have
          -----------
the meaning set forth below:

     "Affiliate" means as to any Person controlling, controlled by, or under common control with, such Person, any officer, director or executive employee of such Person, and any Employee Benefit Plan maintained by such Person (including, without limitation, related trusts and the fiduciaries thereof).

     "Affiliated Group" means an affiliated group as defined in Section 1504 of the Code (or any analogous combined, consolidated or unitary group defined under state, local or foreign income tax law) of which EDAP is or has been a member.

     "Assets" shall have the meaning given to it in Section 1.1(a).

     "Assumption Agreement" means the Assumption Agreement to be executed by Urologix and the Sellers on the Closing Date substantially in the form of
Exhibit 3.2.7.

     "Assumed Liabilities" shall have the meaning given to it in Section 1.2(a).

     "Bill of Sale" means the Bill of Sale and Assignment to be executed by the Sellers on the Closing Date substantially in the form of Exhibit 3.2.5.

     "Box" means all models of the Prostatron control module, which consists of a microwave generator, a cooling system, a fiberoptic temperature measurement system and a computer, including but not limited to the Prostatron Maxis and Classics and the Prostatron Praktis, and including all current versions of operating software and those under development.

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

     "Business" means the research, development, manufacturing, marketing, assembly, sales, maintenance and service of microwave products for the minimally invasive treatment of benign prostatic hyperplasia (BPH) or other urological disorders including, without limitation, microwave thermotherapy products.

     "Business Day" means any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of Minnesota.

     "Cash Consideration" shall have the meaning given to it in Section 2.1.

     "Closing" shall have the meaning given to it in Section 3.1.

     "Closing Date" shall have the meaning given to it in Section 3.1.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Commitments" shall have the meaning given to it in Section 4.6.

     "Competitive Products" shall have the meaning given to it in Section 7.2.3.

     "Dollars" and the symbol "US$" means lawful currency of the United States of America.

     "EDAP Affiliate" means any Affiliate of EDAP, including any French Subsidiary and U.S. Subsidiary.

     "Employee" shall mean a current employee, including both active employees (including light duty employees), inactive employees (including employees on a leave of absence, sick leave, short term disability or worker's compensation disability on the Closing Date), and former employees (including retirees and employees on long term disability), of EDAP or French Subsidiary and U.S. Subsidiary or any active employee of any EDAP Affiliate who is 100% engaged in the Business.

     "Employee Benefit Plan" shall mean any agreement, plan, program, fund, policy, contract or arrangement (either written or unwritten) providing compensation, benefits, pension, retirement, profit sharing, stock bonus, stock option, stock purchase, phantom or stock equivalent, bonus, incentive, deferred compensation, hospitalization, medical, dental, vision, vacation, insurance, sick pay, disability, severance, or similar employee benefits covering any Employee, and the beneficiaries and dependents of the Employee, including without limitation, (i) any Employee Welfare Benefit Plan (the "Welfare Plan"), whether or not terminated, including but not limited to any severance agreement or plan, any material fringe benefit plan or program, any medical plan, life insurance plan, short-term or long-term disability plan, dental plan, personnel policy, vacation time, holiday pay, bonus program, service award, moving expense reimbursement program or sick leave; (ii) any deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan, whether or not terminated, including but not limited to any excess benefit plan, top hat plan, or deferred compensation plan, any

Multiemployer Plan, defined contribution or defined benefit arrangements which are Employee Pension Benefit Plans (the "Pension Plans"); (iii) any other plan, program, policy, contract or arrangement, including but not limited to any bonus or incentive plan, stock options, restricted stock, stock bonus, deferred bonus plan, salary reduction agreement, change-of-control agreement, retention agreement, employment agreement, or consulting agreement with former Employees.

     "Environmental Condition" shall mean all environmental conditions existing on or prior to the date hereof and arising or resulting from (i) the noncompliance by EDAP or French Subsidiary and U.S. Subsidiary with any applicable Environmental Law; or (ii) the release of a Regulated Substance into the environment at or from the Property.

     "Environmental Laws" shall mean any and all applicable national, federal, state, foreign and local treaties, laws, regulations, ordinances, codes, standards or criteria, orders or decrees of any court, agency, entity, organization or authority, or of any jurisdiction where EDAP, French Subsidiary and U.S. Subsidiary or any EDAP Affiliate conducting any part of the Business is located or conducts business pertaining to the public health and safety, workers, health and safety and the pollution of or protection of the environment, including but not limited to those related to air, water, noise, odor, land, soil, pesticide, hazardous or toxic substances and wastes, in effect at the Closing Date.

     "Environmental Liabilities" shall have the meaning given to it in Section 1.2(b).

     "Escrow Agent" shall have the meaning given to it in Section 2.2.

     "Escrow Agreement" shall have the meaning given to it in Section 2.2.

     "EU" means the European Union.

     "Excluded Assets" shall have the meaning given to it in Section 1.1(b).

     "Excluded Liabilities" shall have the meaning given to it in Section
     1.2(b).

     "Financial Statements" shall have the meaning given to it in Section 4.2.

     "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

     "Kit" means all models of the Prostatron microwave delivery system, which consists of a disposable urethral catheter and a rectal probe, including current versions and those under development.

     "Knowledge" means the knowledge, after due inquiry, of any officer, director or division manager of such Person.

     "Latest Balance Sheet" shall have the meaning given to it in Section 4.2.

     "Liabilities" means any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent or matured or unmatured.

     "Lien" means any mortgage, claim, lien, pledge, charge, security interest, option, preemptive right, assessment, security interest, restriction on transfer or encumbrance of any kind.

     "Litigation" means any claim, action, suit or proceeding in any court or before any arbitrator or governmental body, agency or official.

     "Losses" means any and all Liabilities, obligations, duties, demands, claims, actions, causes of action, assessments, losses, costs, damages, deficiencies, taxes, fines or expenses, including, without limitation, interest, penalties, reasonable attorneys' fees and all amounts paid in investigation, defense or settlement of any of the foregoing.

     "Material Adverse Effect" means any change in, or effect on, the Business as currently conducted that is, or is reasonably likely to be, materially adverse to the operations, results of operations, assets or financial condition of the Business, taken as a whole.

     "Permits" shall have the meaning given to it in Section 4.8.

     "Person" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated association, corporation or other such entity or government (whether domestic, foreign, federal, state, county, city or otherwise, including, without limitation, any instrumentality, division, agency or department thereof).

     "Products" shall have the meaning given to it in Section 4.10.1.

     "Property" shall mean all real estate and property now or formerly owned or leased by EDAP, French Subsidiary and U.S. Subsidiary or any EDAP Affiliate conducting any part of the Business. For purposes of this definition only, "Property" includes groundwater underlying the surface.

     "Regulated Substances" shall mean toxic, radioactive or hazardous substances or wastes, pollutants or contaminants, including but not limited to: asbestos; urea formaldehyde; the group of organic compounds known as polychlorinated biphenyls; petroleum products including gasoline, fuel oil, crude oil and the various constituents of such products; and any substance or material the generation, storage, handling, release, disposal or cleanup of which is regulated by any Environmental Law.

     "Rules" shall have the meaning given to it in Section 9.8.

     "Sellers" has the meaning given to it in the first WHEREAS clause.

     "Subsidiary" means any corporation of which the securities having a majority of the ordinary voting power in electing the board of directors are, at the time as of which any determination is being made, owned by EDAP either directly or through one or more Subsidiaries.

     "Tax" or "Taxes" means with respect to any person any federal, state, county, local or foreign income, gross receipts, profits, capital, franchise, estimated, alternative minimum, add-on minimum, estimated, sales, use, occupancy, transfer, registration, value added, ad valorem, excise, natural resources, severance, stamp, occupation, premium, windfall profit, environmental (including taxes under Section 59A of the Code), customs, duties, levies, real property, personal property, capital stock, mercantile, social security (or similar), unemployment, disability, payroll, license, employment, employee or other withholding, or other tax, governmental fee or like assessment or charge of any kind whatsoever, including any interest, penalties or additions to tax or additional amounts in respect of the foregoing, whether disputed or not and whether computed on a separate, consolidated, unitary, combined or any other basis; the foregoing shall include any transferee or secondary liability for a Tax and any liability assumed by agreement or arising as a result of being (or ceasing to be) a member of any Affiliated Group (or being included (or required to be included) in any Tax Return relating thereto) or as a result of any spin-off, distribution or other reorganization related to the disposition of any assets or business of EDAP or any other member of the EDAP Consolidated Group.

     "Tax Returns" means returns, amendments, statements, forms, information, elections, declarations, reports, claims for refund, information returns or other documents (including any related or supporting schedules, statements or information) filed or required to be filed in connection with the determination, assessment or collection of any Taxes of any party or the administration of any laws, regulations or administrative requirements relating to any Taxes.

     "Transferred Employee" has the meaning given to it in Section 7.8.

     "U.S. GAAP" shall have the meaning given to it in Section 4.2.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                    UROLOGIX, INC.


                                    By:_________

                                       Its:_____


                                    EDAP TMS S.A.

                                    By:________

                                       Its:____


                                    TECHNOMED MEDICAL SYSTEMS S.A.


                                    By:________

                                        Its:____


                                    EDAP TECHNOMED INC.


                                    By:_______

                                       Its:___